UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

REGENXBIO Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGENXBIO Inc.
9804 Medical Center Drive
Rockville, MD 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of REGENXBIO Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on May 31, 2024, at 9:00 a.m. local time at the Company’s offices located at 9804 Medical Center Drive, Rockville, Maryland 20850 for the following purposes:

1.
To elect George Migausky, Kenneth T. Mills and David C. Stump, M.D., to serve as Class III directors until the 2027 annual meeting of stockholders;
2.
To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for the year ending December 31, 2024;
3.
To hold an advisory vote on the compensation paid to the Company’s named executive officers; and
4.
To transact any other business properly brought before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 1, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available for inspection at the Company’s offices in Rockville, Maryland at the Annual Meeting and during normal business hours for a period of 10 days prior to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please submit your proxy by telephone or over the internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Company’s proxy statement for the Annual Meeting, Notice of Internet Availability of Proxy Materials and proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 31, 2024:

The Company’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10‑K for the fiscal year ended December 31, 2023 are available at www.proxyvote.com.

By Order of the Board of Directors,

Kenneth T. Mills President and Chief Executive Officer

Rockville, Maryland April 4, 2024

This Proxy Statement is first being mailed to the stockholders of the Company on or about April 4, 2024.

i

REGENXBIO Inc.

9804 Medical Center Drive

Rockville, MD 20850

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of REGENXBIO Inc., which will be held on May 31, 2024, at 9:00 a.m. local time at the Company’s offices located at 9804 Medical Center Drive, Rockville, Maryland 20850.

When this Proxy Statement refers to “REGENXBIO,” the “Company,” “we,” “us” or “our,” it is referring to REGENXBIO Inc.

We are making this Proxy Statement and our Annual Report on Form 10‑K for the fiscal year ended December 31, 2023 (the “Annual Report”) available to stockholders at www.proxyvote.com. On or about April 4, 2024, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review this Proxy Statement and the Annual Report. The Notice also instructs you how you may submit your proxy over the internet or via telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

PROXY STATEMENT EXECUTIVE SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Voting Overview and Vote Recommendations of the Board - Items of Business

Election of Directors: Please vote “For” each nominee (page 6)

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Director nominees have the right mix of experience, qualifications and skills and represent a mix of diverse experience, background and thought to contribute to our strategy and to the Board’s ability to perform its duties.
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All of our directors are independent, except for Kenneth T. Mills, our President and CEO, and Allan M. Fox, the Chairman of the Board.

Ratification of Appointment of Independent Registered Public Accounting Firm: Please vote “For” (page 21)

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PricewaterhouseCoopers LLP (“PwC”) is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit our business.
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PwC has served as our independent registered public accounting firm since 2015.

Advisory Vote on Executive Compensation: Please vote “For” (page 24)

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Independent oversight by the Compensation Committee with the assistance of an independent external consultant.
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Executive compensation targets are determined based on an annual peer group review and annual analysis of all elements of executive compensation for each executive.

About REGENXBIO

We are a leading clinical-stage biotechnology company seeking to improve lives through the curative potential of gene therapy. Our investigational gene therapies are designed to deliver functional genes to address genetic defects in cells, enabling the production of therapeutic proteins or antibodies that are intended to impact disease. Through a single administration, gene therapy could potentially alter the course of disease significantly and deliver improved patient outcomes with long-lasting effects.

Our investigational gene therapies use adeno-associated virus ("AAV") vectors from our proprietary gene delivery platform, which we call our NAV® Technology Platform. AAV vectors are non-replicating viral delivery vehicles that are not known to cause disease. Our NAV Technology Platform consists of exclusive rights to a large portfolio of AAV ("NAV Vectors") vectors, including commonly used AAV8, and AAV9 vectors. We believe this platform forms a strong foundation for our current clinical-stage programs and with our ongoing research and development, we expect to continue to expand our platform and pipeline of potential AAV vector-based gene therapies. We refer to commercial and investigational AAV vector-based gene therapies as AAV Therapeutics.

Business Highlights

In 2023, we made significant progress toward our clinical development and business objectives, including the following achievements:

ABBV-RGX-314 for the Treatment of wet AMD and DR under the eyecare collaboration with AbbVie

We announced the global expansion of the ongoing ATMOSPHERE® and ASCENT™ pivotal clinical trials evaluating the efficacy and safety of ABBV-RGX-314 in patients with wet AMD using the subretinal delivery approach. We announced positive new data from multiple trials in the ABBV-RGX-314 program, including from the Phase II bridging study evaluating the clinical performance using the NAVXpress™ manufacturing platform process. The phase II AAVIATE® trial for the treatment of wet AMD using suprachoroidal delivery and the phase II ALTITUDE® trial using in-office suprachoroidal delivery for the treatment of DR without center-involved diabetic macular edema.

RGX-202 for the Treatment of Duchenne Muscular Dystrophy (“Duchenne”)	We met our enrollment goals for the first-in-human study of RGX-202 to support dose escalation, reported positive interim data from dose level 1, and initiated enrollment for dose level 2.
RGX-121 for the Treatment of Mucopolysaccharidosis Type II (“MPS II”)

We completed enrollment in the CAMPSIITE® pivotal trial of RGX-121 for the treatment of patients up to 5 years old diagnosed with MPS II, and received RMAT designation. Milestones achieved support plans to file a BLA in 2024 using the accelerated approval pathway.

A second Phase I/II trial of RGX-121 for the treatment of pediatric patients with MPS II over the age of 5 years old is ongoing.

Pipeline Prioritization and Corporate Restructuring

We announced that our high priority programs are ABBV-RGX-314, RGX-202 and RGX-121. As part of our pipeline prioritization, we also announced that we are pursuing strategic alternatives, including potential partnering, for our other rare neurodegenerative disease clinical stage programs: RGX-111 for the treatment of severe Mucopolysaccharidosis Type I, RGX-181 for the treatment of late-infantile neuronal ceroid lipofuscinosis type 2 (CLN2) disease, a form of Batten disease and RGX-381 for the treatment of the ocular manifestations of CLN2 disease.

Financial Strength

We ended 2023 with over $300 million in cash, cash equivalents and marketable securities. In the first quarter of 2024, the Company conducted an equity offering in which we received approximately $131 million of net proceeds.

Corporate Governance Highlights

Our commitment to effective corporate governance is illustrated by the following practices:

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Our Board actively oversees and approves our corporate strategy.
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Our Board and board committee agendas are structured to engage our directors in informed reviews of strategic and forward-looking issues.
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Our Board reviews our enterprise-level risks and risk management practices.
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The charters of the Board committees clearly establish the committees’ respective roles and responsibilities.
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Our Board committees are fully independent.
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We have a strong, independent, clearly defined lead independent director role with meaningful governance duties.
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Our independent directors actively engage in board meetings, have direct access to management, and have discretion to hire independent advisors at the Company’s expense.

Sustainability Highlights

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Our board has a long-standing commitment to corporate responsibility.
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We are committed to remaining cognizant of our impact on the wider environment in which we operate including Company initiatives designed to improve manufacturing yields and measuring baseline emissions to reduce waste.
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In recognition of the Company’s waste reduction efforts, in June of 2023 the Company was awarded the Outstanding Efforts in Waste Reduction and Recycling Award in Montgomery County, Maryland.
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We are committed to providing equal opportunity in all aspects of employment and have established a DEI Champion Group to further our diversity, equity and inclusion initiatives.
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Our Board believes that gender diversity and racial and ethnic diversity are important in providing diverse viewpoints. Our commitment to that belief is reflected in the composition of our Board, which includes three women among its four most recent additions.

Investor Engagement in 2023

Following our 2023 annual meeting, as part of our off-season stockholder engagement efforts, our leadership team reached out to engage with 18 stockholders representing approximately 74% of our outstanding common stock to discuss the progress of our clinical trials, our business strategy, our financial performance and strategic initiatives and our corporate governance. We also provided these stockholders with an overview of the overall state of the AAV gene therapy industry.

PROPOSAL 1:

ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws ("the Bylaws"), the Board is divided into three classes of roughly equal size. The members of each class are elected to serve a three-year term with the term of office of each of the three classes ending in successive years. Pursuant to our Bylaws, the Board has fixed the current number of directors at nine. George Migausky, Kenneth T. Mills and David C. Stump, M.D., are the three Class III directors whose terms expire at this Annual Meeting. The Board has nominated Messrs. Migausky, Mills and Dr. Stump (collectively, the “nominees” and each, a “nominee”) to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or other removal. Each of the nominees was recommended for election by the Nominating and Corporate Governance Committee, and each such recommendation was approved unanimously by the Board.

Shares represented by signed proxy cards will be voted on Proposal 1 “For” the election of Messrs. Migausky, Mills and Dr. Stump to the Board at the Annual Meeting, unless otherwise marked on the card. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy will be voted for the election of a substitute nominee designated by the current Board, unless otherwise marked on the card. Messrs. Migausky, Mills and Dr. Stump have each agreed to serve as a director if elected. We have no reason to believe that any of the nominees will be unable to serve if elected.

Certain information about each of the nominees is furnished below, including their business experience, public company director positions held currently or at any time during the last five years and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the nominees should continue to serve as directors.

Our directors have a diverse set of skills and experience on the board, including:

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all of our directors have life sciences experience, including with respect to gene therapy;
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all of our directors have deep public company or executive leadership experience;
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four of our directors have experience in medicine, science, academia or research;
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three of our directors have finance, accounting or IT experience;
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two of our directors have regulatory, public policy or legal experience;
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three of our directors have commercial experience and;
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four of our directors have international experience.

Name	Age	Positions and Offices Held with Company	Director Since
George Migausky	69	Director	2021
Kenneth T. Mills	49	Director, President and Chief Executive Officer	2009
David C. Stump, M.D.	74	Director	2015

George Migausky has been a Director since September 2021. Mr. Migausky has more than 30 years of experience in the life sciences industry, having served as Chief Financial Officer for several public biopharmaceutical and clinical diagnostic companies. From April 2017 to September 2017, Mr. Migausky served as interim Chief Financial Officer for Ocular Therapeutix, Inc., a biopharmaceutical company. Prior to that, he served as Chief Financial Officer of Dyax Corp., a biopharmaceutical company, from August 2008 through the company’s acquisition by Shire plc in January 2016. Prior to that, Mr. Migausky served as Chief Financial Officer of Wellstat Management Company, a biotechnology company, from 2007 to 2008, and Chief Financial Officer of IGEN International, Inc., a biotechnology company, and BioVeris Corporation, a diagnostics company, from 1986 through their acquisitions by F. Hoffman LaRoche in 2004 and 2007, respectively. Mr. Migausky has served as a director at Immunovant, Inc., a publicly held biopharmaceutical company, since December 2019. He has also served as a trustee at the Massachusetts Eye and Ear Institute since 2015. Mr. Migausky previously served as a director at Dimension Therapeutics, Inc. from June 2015 through the company’s acquisition by Ultragenyx Pharmaceutical Inc. in November 2017, and at Abeona Therapeutics Inc. from June 2020 to September 2020 and at Hyperion Catalysis International, a privately held electrical manufacturing company, from 2008 to August 2022. He received a B.S. from Boston College and an M.B.A. from Babson College. Mr. Migausky has specific attributes that qualify him to continue to serve as a member of the Board, including his significant experience in executive leadership positions in the life sciences industry and serving on the boards of directors and audit committees of publicly traded biopharmaceutical companies.

Kenneth T. Mills has been our President, Chief Executive Officer and Director since March 2009. Mr. Mills was with FOXKISER, most recently as a Partner, from January 2007 to January 2015. Mr. Mills was previously the Chief Financial Officer and

Vice President of Business Development at Meso Scale Diagnostics, a life sciences company, from January 2004 to December 2006 and was part of the original management team that established the company’s operations and financing strategy. From March 1997 to December 2003, Mr. Mills was employed at IGEN International, Inc., a biotechnology company, where he served as Director of Business Development up through the company’s acquisition by Roche. Mr. Mills received an S.B. in Chemistry from the Massachusetts Institute of Technology. Mr. Mills’ qualifications to continue to serve as a member of the Board include his extensive experience as an executive in the gene therapy and biotechnology industries, including as President and Chief Executive Officer of our Company, his prior service as a senior-level executive in both early stage and mature biotechnology companies and his demonstrated business judgment.

David C. Stump, M.D., has been a Director since October 2015. From November 1999 to December 2012, Dr. Stump was with Human Genome Sciences, Inc., a biopharmaceutical company, as Executive Vice President, Research and Development from May 2007 to December 2012, Executive Vice President, Drug Development from December 2003 to May 2007 and Senior Vice President, Drug Development from November 1999 to December 2003. Prior to joining Human Genome Sciences, Dr. Stump held roles of increasing responsibility at Genentech, Inc., a biopharmaceutical company, from 1989 to 1999, including Vice President, Clinical Research and Genentech Fellow. Prior to joining Genentech, Dr. Stump was an Associate Professor of Medicine and Biochemistry at the University of Vermont. Dr. Stump has served as a director at MacroGenics, Inc., a publicly held biopharmaceutical company, since September 2013. He also currently serves on the board of trustees of Earlham College. Dr. Stump previously served as a director at Sunesis Pharmaceuticals, Inc. from June 2006 to February 2021, Portola Pharmaceuticals, Inc. from September 2015 to July 2020 and Dendreon Corporation, a biotechnology company, from June 2010 to June 2015. Dr. Stump holds an A.B. from Earlham College and an M.D. from Indiana University and completed his residency and fellowship training in internal medicine, hematology, oncology and biochemistry at the University of Iowa. Dr. Stump has specific attributes that qualify him to continue to serve as a member of the Board, including his substantial medical and scientific background and expertise, his extensive experience in research and development and operations in the biotechnology industry and his prior service on public company boards.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. The three nominees receiving the highest number of “For” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting.

Recommendation of the Board

The Board unanimously recommends a vote “For” each director nominee.

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the directors should serve as one of our directors. The term of the Class I directors will expire at the 2025 annual meeting of stockholders, and the term of the Class II directors will expire at the 2026 annual meeting of stockholders.

Name	Age	Positions and Offices Held with Company	Director Since
Jean Bennett, M.D., Ph.D.	69	Director	2021
Allan M. Fox	76	Chairman of the Board	2009
Alexandra Glucksmann, Ph.D.	65	Director	2018
A.N. “Jerry” Karabelas, Ph.D.	71	Lead Independent Director	2015
Daniel Tassé	64	Director	2016
Jennifer Zachary	46	Director	2022

Class I Directors (Terms Expire in 2025)

Allan M. Fox has been the Chairman of the Board since July 2020 and a Director since February 2009. Mr. Fox is the founding partner of FOXKISER, a firm committed to the strategic development of transformative innovations from biomedical research, which was formed in September 1986. Mr. Fox specializes in identifying business opportunities and improving competitive market positions. Through FOXKISER, he has participated in the formation and development of numerous ventures in the public and private sectors, including the founding of REGENXBIO and Dimension Therapeutics, Inc. Before forming FOXKISER, Mr. Fox co-led the establishment of the Washington office of the law firm of Kaye Scholer. While in the public sector, Mr. Fox served as Chief of

Staff and Chief Legislative Assistant to U.S. Senator Jacob K. Javits of New York. He also served as Chief Counsel to the United States Senate Health and Scientific Research Subcommittee, chaired by Senator Edward M. Kennedy. Mr. Fox was a Fellow in Law, Science and Medicine at Yale Law School where he received an LL.M. degree. Mr. Fox also holds a J.D. and B.A. from Temple University. Mr. Fox has specific attributes that qualify him to continue to serve as a member of the Board, including his broad experience in providing strategic advice to and investing in biotechnology companies throughout their life cycles, his expertise in identifying business opportunities, his deep experience with REGENXBIO since the time of its founding and his current and prior service on boards of directors.

Alexandra Glucksmann, Ph.D., has been a Director since May 2018. Dr. Glucksmann has served as CEO and President of Sensorium Therapeutics, a privately held biotechnology company, since December 2023 and has served as a director at Scenic Biotech BV, a privately held biotechnology company, since September 2017. From April 2018 to November 2022, Dr. Glucksmann served as the President and Chief Executive Officer and a director at Cedilla Therapeutics, Inc., a privately held biotechnology company, and from October 2017 to March 2018, Dr. Glucksmann was an Entrepreneur-in-Residence at Third Rock Ventures, LLC, a privately held healthcare venture firm, where she focused on company formation. She was also a founding employee of Editas Medicine, Inc., a publicly held biotechnology company, and served as its Chief Operating Officer from October 2013 to March 2017. Prior to that, Dr. Glucksmann was a founding employee of Cerulean Pharma Inc., a publicly held biotechnology company, and served as its Senior Vice President of research and business operations from September 2006 to June 2013. From August 2006 to May 2015, she served as a director at Taconic Biosciences, Inc. Dr. Glucksmann received a B.S. in Bacteriology from the University of Wisconsin-Madison and a Ph.D. in Molecular Genetics and Cell Biology from the University of Chicago, and she completed her postdoctoral fellowship at the Massachusetts Institute of Technology. Dr. Glucksmann’s qualifications to continue to serve as a member of the Board include her extensive experience in senior management positions at biotechnology companies, particularly her experience in the formation and development of biotechnology companies.

Jennifer Zachary has been a Director since June 2022. Ms. Zachary currently serves as the Executive Vice President and General Counsel of Merck & Co., Inc. In this role, she serves as a legal advisor to Merck’s directors and executives, leads the company’s office of general counsel and sets the company’s global legal strategy. She is also responsible for the company’s compliance, global safety and environment, and global security functions. Prior to joining Merck, Ms. Zachary was a partner at the international law firm Covington & Burling, LLP. She practiced in the area of pharmaceutical and medical device regulatory law and advised a wide range of manufacturers and trade associations on compliance with government requirements for the development, manufacture and sale of their products. Prior to that, Ms. Zachary served as an Associate Chief Counsel for enforcement at the FDA and as a Special Assistant U.S. Attorney in the Civil Division of the U.S. Attorney’s Office for the District of Columbia. Ms. Zachary holds a B.S./B.A. in biology and chemistry from Arizona State University and a J.D. from Harvard Law School. Ms. Zachary has specific attributes that qualify her to continue to serve as a member of the Board, including her government service related to health care and regulatory compliance, experience in senior management positions at a large biopharmaceutical company and a global law firm, and her strong knowledge of strategic, legal and regulatory issues.

Class II Directors (Terms Expire in 2026)

Jean Bennett, M.D., Ph.D., has been a Director since September 2021. Dr. Bennett has been the F.M. Kirby Emeritus Professor of Ophthalmology at the Perelman School of Medicine at the University of Pennsylvania since July 2021, where she was previously a professor for 17 years. She also served as director of the Center for Advanced Retinal and Ocular Therapeutics at the University of Pennsylvania from July 2014 to June 2023. In addition to Dr. Bennett’s positions at the University of Pennsylvania, she has been an Investigator at the Center for Cellular and Molecular Therapeutics at The Children’s Hospital of Philadelphia for more than a decade. She also co-founded life science companies Spark Therapeutics (acquired by Roche), GenSight Biologics, Limelight Bio and Opus Genetics. Dr. Bennett has published or contributed to more than 120 peer-reviewed publications on gene therapy, including her pioneering work on gene therapy delivery of RPE65, which was foundational to the approval of Luxturna, the first gene therapy product approved by the U.S. Food and Drug Administration (the “FDA”). Dr. Bennett received a B.S. in Biology from Yale University, a Ph.D. in Zoology and Cell Biology from the University of California, Berkeley and an M.D. from Harvard University. She also completed postdoctoral fellowships in Radiobiology and Environmental Health at the University of California, San Francisco, Human Genetics at Yale School of Medicine and Development Genetics at The Johns Hopkins University School of Medicine. Dr. Bennett’s work as a leading molecular genetics researcher and her past experience in drug development, provides her with deep medical and scientific experience and with life sciences expertise, particularly in the field of retinal gene therapy.

A.N. “Jerry” Karabelas, Ph.D., has been the Lead Independent Director since July 2020 and a Director since May 2015. Dr. Karabelas has been a Venture Partner at Apple Tree Partners, a life sciences venture capital firm, since January 2021, prior to which he was a Partner at Care Capital, LLC (“Care Capital”), a life sciences venture capital firm, from December 2001 to December 2020. Before joining Care Capital, Dr. Karabelas was Chairman at Novartis BioVentures Fund, which is owned by Novartis AG (“Novartis”), a provider of capital for life sciences companies across the biotech, medical devices and diagnostics industries, prior to which he was the Chief Executive Officer of Novartis Pharma AG, which is also owned by Novartis. Before joining Novartis, Dr. Karabelas was Executive Vice President, Worldwide Pharmaceuticals of SmithKline Beecham, where he was responsible for U.S. and European operations, regulatory and strategic marketing. Dr. Karabelas also serves as a director at Braeburn Pharmaceuticals, Inc., a privately held pharmaceutical company, since September 2015. He previously served as director at Bausch Health Companies from 2016 until 2023, Chairman at Polyphor AG, a pharmaceutical company, from June 2013 to November 2019 and Inotek Pharmaceuticals Corporation from July 2012 to June 2016. In connection with his work at Care Capital, Dr. Karabelas previously served on numerous boards of directors of pharmaceutical and therapeutics companies, including Renovo, plc, Vanda Pharmaceuticals, Inc. and NitroMed, Inc. Dr. Karabelas also previously served as Chairman at SkyePharma, plc and Human Genome Sciences. Dr. Karabelas received a B.S. from the University of New Hampshire and a Ph.D. from the Massachusetts College of Pharmacy. Dr. Karabelas's senior management positions at commercial and development-stage biopharmaceutical companies, strong knowledge of strategic and regulatory issues, his insight into international operations and his international perspective on the life sciences industry and healthcare related issues provides him with deep executive leadership, medical, life sciences, regulatory, international and commercial expertise.

Daniel Tassé has been a Director since August 2016. Mr. Tassé has served as the Chief Executive Officer and a director of DBV Technologies SA, a publicly held biopharmaceutical company, since November 2018. From March 2016 to March 2019, he was the Chairman of Alcresta Therapeutics, Inc. (“Alcresta”), a privately held biopharmaceutical company, and from March 2016 to November 2018, he was the Chairman and Chief Executive Officer of Alcresta. Mr. Tassé previously served as a director at Indivior PLC, from August 2014 to May 2021, Bellerophon Therapeutics, Inc. from December 2013 to May 2019 and HLS Therapeutics Inc. from March 2018 to March 2019. Prior to the acquisition of Ikaria Inc. (“Ikaria”) by Mallinckrodt Pharmaceuticals in April 2015, Mr. Tassé was President, Chief Executive Officer and Chairman of Ikaria and served as the Interim Chief Executive Officer and President of Bellerophon from February 2014 to June 2014. Previously, Mr. Tassé was the General Manager of the Pharmaceuticals and Technologies Business Unit of Baxter International, Inc. and Vice President and Regional Director for Australasia at GlaxoSmithKline plc. Mr. Tassé was a member of the Health Section Governing Board of the Biotechnology Industry Organization, where he participated on the bioethics, regulatory environment and reimbursement committees. Additionally, Mr. Tassé was a member of the board of directors of the Pharmaceutical Research and Manufacturers of America, where he participated on the FDA and biomedical research committee. Mr. Tassé received a B.Sc. in Biochemistry from the University of Montreal. Mr. Tassé has an extensive track record of business building in the healthcare industry, a strong background in commercial operations, global management experience and a detailed knowledge of the life sciences industry, which provides him with a breadth of executive leadership, life sciences and international experience.

CORPORATE GOVERNANCE

Our Board is responsible for oversight of the management of the Company. In carrying out its responsibilities, the Board selects and monitors our management team, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.

Corporate Responsibility

The Company seeks to enhance stockholder value while embodying its core values of Trust, Accountability, Perseverance and Innovation (our “Core Values”). As part of our Core Values the Company engages in the following areas to further our environmental, social and governance strategy:

Environmental Footprint

The Company is cognizant of its impact on the wider environment. In recognition of that impact, the Company's Rockville, Maryland headquarters is Leadership in Energy and Environmental Design Gold certified. Furthermore the Company is engaging in multiple initiatives that are designed to improve manufacturing yields and is measuring its baseline emissions to reduce waste. In recognition of those efforts, in June of 2023 the Company received the Outstanding Efforts in Waste Reduction and Recycling Award highlighting the Company’s waste reduction efforts. The award is given to businesses that have undertaken exemplary efforts to develop, expand, or enhance their waste reduction and recycling programs to reduce waste and recycle more.

Diversity, Equity and Inclusion

The Company strongly supports efforts to promote diversity, equity and inclusion (“DEI”), as we believe that a diverse, equitable and inclusive culture fosters innovation, which is integral to our mission. We are firmly committed to providing equal opportunity in all aspects of employment and have established a DEI Champion Group to further our DEI initiatives. The DEI Champion Group is supported by an executive sponsor and through activities and programs facilitates employee engagement to increase understanding and celebration of the Company's diverse workforce. Our commitment to DEI is also reflected in our workforce population that includes 57% identifying as female and 44% from historically underrepresented minority populations. We have also emphasized DEI as part of our company culture, as set out in our Code of Business Conduct and Ethics, and we are determined to support further progress in this area.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines, which, along with our Certificate of Incorporation and Bylaws, and the charters of the committees of the Board, provide the framework for our corporate governance. Our current corporate governance guidelines can be found, together with other corporate governance information, in the corporate governance section of our website at www.regenxbio.com. The Board also evaluates the charters of its committees from time to time, as appropriate.

Code of Business Conduct and Ethics

We maintain a code of business conduct and ethics that qualifies as a “code of ethics” under Item 406 of the Securities and Exchange Commission’s (the “SEC”) Regulation S-K and applies to each of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The code of business conduct and ethics addresses various topics, including: (1) compliance with applicable laws, rules and regulations; (2) conflicts of interest; (3) public disclosure of information; (4) insider trading; (5) corporate opportunities; (6) competition and fair dealing; (7) gifts; (8) discrimination, harassment and retaliation; (9) health and safety; (10) record keeping; (11) confidentiality; (12) protection and proper use of company assets; (13) prevention of corruption; and (14) the reporting of illegal and unethical behavior.

The code of business conduct and ethics is available in the corporate governance section of our website at www.regenxbio.com. Any amendment or waiver of the “code of ethics” provisions of the code of business conduct and ethics for an executive officer or director may be granted only by the Board or a committee thereof and must be timely disclosed as required by applicable law. We intend to satisfy the disclosure requirements regarding any such amendment or waiver applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, in a current report filed with the SEC on Form 8-K or on our website at www.regenxbio.com.

Director Independence

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of such director’s family members, and the Company, its senior management and its independent registered public accounting firm, the Board has determined that all of our current directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Kenneth T. Mills, our President and CEO, and Allan M. Fox.

Information Regarding the Board of Directors and its Committees

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2023:

Committee	Chair	Non-Chair Members	Number of Meetings in 2023
Audit Committee	George Migausky	Jennifer Zachary David C. Stump, M.D.	6
Compensation Committee	Daniel Tassé	A.N. “Jerry” Karabelas, Ph.D. Alexandra Glucksmann, Ph.D.	7
Nominating and Corporate Governance Committee	David C. Stump, M.D.	Jean Bennett, M.D., Ph.D.	4

Below is a description of each committee of the Board. The Board has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board oversees the quality and integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, the retention and performance of the Company’s independent accountants, the effectiveness of the Company’s internal controls and disclosure controls, and the Company’s compliance with ethics policies and SEC and related regulatory requirements. Pursuant to the Audit Committee charter, the functions of the Audit Committee include, among other things:

1.
appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
2.
overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
3.
reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
4.
monitoring our internal control over financial reporting and our disclosure controls and procedures;
5.
meeting independently with our registered public accounting firm and management;
6.
furnishing the Audit Committee Report required by SEC rules;
7.
reviewing and approving or ratifying any related person transactions; and
8.
overseeing our risk assessment and risk management policies.

Our Audit Committee charter can be found in the corporate governance section of our website at www.regenxbio.com.

Three directors currently comprise the Audit Committee: Mr. Migausky (the Chair of the Audit Committee), Ms. Zachary and Dr. Stump. The Audit Committee met six times during 2023.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has determined that Mr. Migausky is an “audit committee financial expert,” as defined by applicable SEC rules, and has the requisite financial sophistication as defined under the applicable Nasdaq listing standards.

The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act")).

Compensation Committee

The Compensation Committee of the Board reviews and approves the design and philosophy of, assesses the effectiveness of, and administers executive compensation programs for officers and employees, including our equity incentive plans. Pursuant to the Compensation Committee charter, the functions of the Compensation Committee include, among other things:

1.
evaluating the performance of our Chief Executive Officer ("CEO") and determining the CEO’s salary and contingent compensation based on his or her performance and other relevant criteria;
2.
identifying the corporate and individual objectives governing the CEO’s compensation;
3.
approving the compensation of our other executive officers;
4.
making recommendations to the Board with respect to non-employee director compensation;
5.
reviewing and approving the terms of material agreements between us and our executive officers;
6.
overseeing and administering our equity incentive plans and employee benefit plans;
7.
reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers;
8.
approving the Company’s annual Compensation Discussion and Analysis to be included in the Company’s annual proxy statement and preparing the annual Compensation Committee report required by SEC rules;
9.
reviewing and selecting the companies in the Company’s peer group for purposes of assessing the compensation paid to the Company’s executive officers;
10.
conducting an annual assessment of material risk exposures associated with the Company’s compensation policies and practices and the mitigation thereof;
11.
considering the results of stockholder advisory votes on executive compensation and the frequency of such votes, among other factors, in determining compensation policies and practices; and
12.
conducting a review of executive officer succession planning periodically, reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to executive officer positions.

In accordance with Nasdaq listing standards and our Compensation Committee charter, the Board has granted our Compensation Committee the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, the authority to fund such advisers, and the responsibility to consider the independence factors specified under applicable law and any additional factors the Compensation Committee deems relevant. Our Compensation Committee charter can be found in the corporate governance section of our website at www.regenxbio.com.

Three directors currently comprise the Compensation Committee: Mr. Tassé (the Chair of the Compensation Committee) and Drs. Glucksmann and Karabelas. The Compensation Committee met seven times during 2023.

The Board has determined that all members of the Compensation Committee are independent (as independence is currently defined in the Nasdaq listing standards). In addition, each of our directors serving on our Compensation Committee satisfies the heightened independence standards for members of a compensation committee under Nasdaq listing standards, and is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Our President and CEO often participates in the Compensation Committee’s meetings. He does not participate in the determination of his own compensation or the compensation of directors. Our President and CEO makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about the compensation of such individuals. Our Executive Vice President ("EVP"), Chief People Officer and our EVP, Chief Legal Officer also regularly participate in the Compensation Committee’s meetings, but they do not participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has retained Willis Towers Watson as its independent compensation consultant since April 2019. In connection with the 2023 compensation paid by the Company, Willis Towers Watson provided the Compensation Committee with data about the compensation paid by our peer group of companies, as described below, and other employers who compete with the Company for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s remit and was available to advise the Compensation Committee regarding its responsibilities. The compensation consultant serves at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees are approved by the Compensation Committee. The Compensation Committee assessed the independence of Willis Towers Watson pursuant to applicable SEC rules and Nasdaq listing standards and concluded that Willis Towers Watson was independent under such standards and that their work did not raise any conflict of interest.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors, and evaluates the performance of the Board, its committees and management against their duties and responsibilities relating to corporate governance. Pursuant to the Nominating and Corporate Governance Committee charter, the functions of the Nominating and Corporate Governance Committee include, among other things:

1.
reviewing the criteria for selecting directors set forth in the Company’s corporate governance guidelines and any additional factors deemed appropriate given the needs of the Board and the Company;
2.
identifying, evaluating and making recommendations to the Board and our stockholders concerning nominees for election to the Board, to each of the Board’s committees and as committee chairs;
3.
annually reviewing the performance and effectiveness of the Board, its committees and each individual director, and developing and overseeing a performance evaluation process;
4.
annually evaluating the performance of management, the Board and each Board committee against their duties and responsibilities relating to corporate governance;
5.
annually evaluating adequacy of our corporate governance structure, policies and procedures; and
6.
providing reports to the Board regarding the Nominating and Corporate Governance Committee’s nominations for election to the Board and its committees.

Our Nominating and Corporate Governance Committee charter can be found in the corporate governance section of our website at www.regenxbio.com.

Two directors currently comprise the Nominating and Corporate Governance Committee: Dr. Stump (the Chair of the Nominating and Corporate Governance Committee) and Dr. Bennett. The Nominating and Corporate Governance Committee met four times during 2023.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. The Nominating and Corporate Governance Committee also considers other factors it deems appropriate, including, but not limited to:

•
the candidate’s relevant expertise and experience upon which to offer advice and guidance to management;
•
the candidate having sufficient time to devote to the affairs of the Company;
•
the candidate having a proven track record in his or her field;
•
the candidate’s ability to exercise sound business judgment;
•
the candidate’s commitment to vigorously represent the long-term interests of our stockholders;
•
whether or not a conflict of interest exists between the candidate and our business;
•
whether the candidate would be considered independent under applicable Nasdaq and SEC standards;
•
the current composition of the Board; and
•
the operating requirements of the Company.

In conducting this assessment, the Nominating and Corporate Governance Committee also considers diversity, age, skills, and such other factors as it deems appropriate given the then-current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

We believe that each of our directors brings a strong background and set of skills to our Board, giving the Board, as a whole, an appropriate balance of diversity, knowledge, experience, attributes, skills and expertise. In addition, seven of our nine directors are independent under Nasdaq standards (Mr. Mills, our President and CEO, and Mr. Fox being the exceptions) and our Nominating and Corporate Governance Committee believes that all nine directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole. We believe that our directors have a broad range of personal characteristics including leadership, management, pharmaceutical, gene therapy business, marketing and financial experience and abilities to act with ethics and integrity, with sound judgment and collegially, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and to provide leadership, to commit the requisite time for preparation and attendance at Board and committee meetings and to provide required expertise on Board committees.

In evaluating director candidates, our Nominating and Corporate Governance Committee has reviewed the experience, qualifications, attributes and skills of our directors and nominees, including those identified in the biographical information set forth above in the section entitled “Election of Directors.” The Nominating and Corporate Governance Committee believes that the members of the Board offer insightful and creative views and solutions with respect to issues facing the Company. In addition, the Nominating and Corporate Governance Committee also believes that the members of the Board function well together as a group. The Nominating and Corporate Governance Committee believes that the above-mentioned attributes and qualifications, along with the leadership skills and other experiences of the members of the Board described in further detail above under the section entitled “Election of Directors,” provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

When there is a vacancy on the Board, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee

meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Director Qualifications and Diversity

The Board believes that it is important that its members represent diverse viewpoints, with a broad array of experiences, professions, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. The attributes required of Board members, as a whole, may include (i) various and relevant career experience, (ii) relevant skills, such as an understanding of our business and industry, (iii) financial expertise, including the ability to read and understand basic financial statements, (iv) diversity (including, but not limited to, race, ethnicity, national origin, gender, and LGBTQ+ status) and (v) local and community ties.

The Board believes that gender diversity and racial and ethnic diversity are important in providing diverse viewpoints. Our commitment to that belief is reflected in the composition of our Board, with three of the past four new members elected by the Board, being women and we anticipate that generally before the 2025 annual meeting or as soon as reasonably practicable to seek to further increase the Board’s diversity through the appointment of an additional member of our Board. The Company considers diversity more broadly than is defined in Nasdaq standards. The Company and the Board are committed to continue seeking director candidates who would further increase the Board’s diversity. That commitment is reflected in the Director Nomination Policy included in our Nominating and Corporate Governance Committee's charter. For further details regarding our current Board diversity, please refer to the Board diversity matrix set forth below. In addition, our Board diversity matrix for 2023 is available in our proxy statement for the 2023 annual meeting, which is available on our website and at www.sec.gov:

Board Diversity Matrix (as of April 4, 2024)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

Board Renewal

The Board believes it is important to have experienced directors with a deep understanding of the Company’s business as well as newer directors who bring fresh perspectives to the Board. In its efforts to identify potential director candidates, the Board and the Nominating and Corporate Governance Committee consider the input from the directors’ self-evaluation process to identify the backgrounds and expertise that are desired and the future needs of the Board in light of anticipated director retirements or resignations. The Board’s ongoing assessment of its collective skills, experience and expertise resulted in the recruitment of four new independent directors within the past six years.

Our recruiting process typically involves either engaging a search firm or having a member of the Board or the Nominating and Corporate Governance Committee contact a prospect to gauge the prospect’s interest and availability. A candidate will then meet with several members of the Board and then meet with members of the Company’s management as appropriate. At the same time, the Board or the Nominating and Corporate Governance Committee and the search firm will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

Meetings of the Board

The Board met six times during 2023. Each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

Directors are encouraged, but not required, to attend our annual meetings of stockholders. All of the then-continuing directors attended our 2023 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Performance Evaluations of the Board of Directors and its Committees

In accordance with our corporate governance guidelines and the Nominating and Corporate Governance Committee charter, the Board, with the assistance of the Nominating and Corporate Governance Committee, evaluates the performance of the Board, its committees and each individual director on an annual basis. Each member of the Board conducts an annual self-evaluation for the purpose of determining whether the Board and its committees are functioning optimally. As part of this process, each director considers the effectiveness of the Board and each committee on which the director serves. The results of the evaluations are discussed at subsequent meetings of the Board and its committees.

Director Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also take into consideration the number of shares of the Company’s common stock held by the recommending stockholder and the length of time that those shares have been held. To recommend a director candidate for consideration by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing to the Company, including the following information:

•
the name of the stockholder and evidence of the stockholder’s ownership of the Company’s common stock, including the number of shares owned and the length of time the shares have been owned; and
•
the name of the director candidate, a description of the candidate’s qualifications to be a director of the Company, and the candidate’s consent to be named as a director nominee if recommended by the Nominating and Corporate Governance Committee and nominated by the Board.

Recommendations and the information described above should be sent to our Corporate Secretary at REGENXBIO Inc., 9804 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential director candidate, the Nominating and Corporate Governance Committee may: collect and review publicly available information regarding the person to assess whether the person should be considered further; request additional information from the candidate and the proposing stockholder; contact references or other persons to assess the candidate; and conduct one or more interviews with the candidate. The Nominating and Corporate Governance Committee may consider that candidate in light of information regarding any other candidates that the Nominating and Corporate Governance Committee may be evaluating at that time, as well as any relevant director search criteria. The evaluation process generally does not vary based on whether or not a candidate is recommended by a stockholder; however, as stated above, the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that those shares have been held.

In addition to recommending director candidates to the Nominating and Corporate Governance Committee, stockholders may also nominate candidates for election to the Board at an annual meeting of stockholders. For more information, see “Questions and Answers About the Proxy Materials and Voting—May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?”

Separation of Chairman of the Board and Chief Executive Officer Roles

The Board separates the positions of Chairman of the Board and CEO. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort, and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow. We believe that having separate positions and having an outside director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time.

Lead Independent Director

As the Chairman of the Board is not an independent director, the Board has appointed a Lead Independent Director to provide leadership for our independent directors. The Lead Independent Director has a clearly defined set of responsibilities and provides significant independent Board leadership. Dr. Karabelas has served as our Lead Independent Director since July 1, 2020. During Dr. Karabelas’s nearly nine years of service on our Board, he has consistently demonstrated strong leadership skills in addition to his strong knowledge of strategic and regulatory issues. The independent directors of the Board are confident in Dr. Karabelas’s ability to continue to serve as Lead Independent Director.

The position of Lead Independent Director has a clear mandate, significant authority and well-defined responsibilities under our corporate governance guidelines. These responsibilities include:

1.
presiding at executive sessions of the independent directors and at any other meeting when the Chairman of the Board is not present;
2.
determining an agenda for executive sessions of the independent directors;
3.
serving as a liaison between the Chairman of the Board, the CEO and the independent directors and advising the Chairman of the Board and the CEO, as appropriate, on the issues discussed at executive sessions of independent directors;
4.
calling special meetings of the independent directors; and
5.
performing other duties specified in the corporate governance guidelines or assigned from time to time by the Board.

Risk Oversight

The Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes the Board receiving regular reports from Board committees and members of senior management to enable the Board to understand and evaluate the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, reputational, information and cyber security, human capital, environmental and social risk. The oversight of risk within the Company is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes within the Company.

The Board is responsible for overseeing information security risk, and management reports to the Board regarding our assessment of information security risk, among other risks we face, on a periodic basis. Management monitors our information security systems to identify and mitigate any related risks, and we do not believe we have experienced any material cyber breaches. We maintain cybersecurity insurance coverage and we continue to invest in data protection and information technology, including providing an information security training and compliance program to our employees. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Oversight by the Audit Committee includes direct communication with our external auditor, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking and conducts a compensation risk assessment on an annual basis. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate governance practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by the Board as a whole.

Communications with the Board

The Board is interested in receiving communications from stockholders and other interested parties. These parties may contact any member of the Board or any committee of the Board, the non-employee directors as a group or the chairperson of any committee. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties regarding accounting, internal controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent to our Corporate Secretary at REGENXBIO Inc., 9804 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary. The Corporate Secretary will review all such communications, but may, in his or her sole discretion, disregard any communication that he or she believes is not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the Corporate Secretary will share the communication with the applicable director or directors.

Following our 2023 annual meeting, as part of our off-season stockholder engagement efforts, our leadership team reached out to engage with 18 stockholders representing approximately 74% of our outstanding common stock to discuss the progress of our clinical trials, our business strategy, our financial performance and strategic initiatives and our corporate governance. We also provided these stockholders with an overview of the overall state of the AAV gene therapy industry.

DIRECTOR COMPENSATION

Our Board determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. Kenneth T. Mills, our President and CEO and a member of the Board, did not receive any compensation from us during our fiscal year ended December 31, 2023 for his service as a director and is not included in the 2023 Director Compensation Table below.

Fees Earned or Paid in Cash

In 2023, pursuant to our compensation program for non-employee directors, each member of the Board who was not an employee received the following annual cash compensation for Board services, as applicable, paid in quarterly installments in arrears:

Description of Service	Cash Compensation ($)
Chairman of the Board	35,000
Lead Independent Director	25,000
Member of the Board (including the Chairman of the Board and the Lead Independent Director)	45,000

In addition to the cash compensation described above, each member of the Board who served on the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee received additional cash compensation as follows, paid in quarterly installments in arrears:

Committee	Role	Cash Compensation ($)
Audit Committee	Committee Chair	20,000
	Committee Member	10,000
Compensation Committee	Committee Chair	15,000
	Committee Member	7,500
Nominating and Corporate Governance Committee	Committee Chair	10,000
	Committee Member	5,000

The annual cash compensation to our directors is pro-rated for any partial year of service on our Board or as a committee chair or committee member.

Equity Awards

The Company seeks to maintain competitive executive compensation in order to attract the most qualified candidates. The Company's non-employee director compensation program includes equity awards granted to directors annually and upon appointment to the Board as follows:

Non-employee directors receive an annual equity award grant with an aggregate value of $275,000. Of this amount, 75% is in the form of non-statutory stock options and 25% of the value is in the form of restricted stock units ("RSUs"), in each case rounded down to the nearest whole share. The exercise price per share price for each option is equal to the fair market value of our common stock on the grant date. The options vest in equal monthly installments over the 12 months following the grant date, with immediate full vesting in the event of a change in control. The RSUs vest in full on the first anniversary of the first day of the month in which the RSUs were granted, with immediate full vesting in the event of a change in control.

Each newly appointed non-employee director receives an initial equity award grant with an aggregate value of $550,000, of which 75% of the value is in the form of non-statutory stock options and 25% of the value is in the form of RSUs, in each case rounded down to the nearest whole share. The exercise price per share for each option is equal to the fair market value of our common stock on the grant date. The options vest in equal monthly installments over the 36 months following the grant date, with immediate full vesting in the event of a change in control. The RSUs vest over a three-year period, with one-third of the aggregate number of shares subject to the RSU award vesting on each of the first, second and third anniversaries of the first day of the month in which the RSUs were granted, with immediate full vesting in the event of a change in control.

Other Compensation

We reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. We also provide customary director and officer insurance for all directors.

2023 Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2023:

Name	Fees Earned or Paid In Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)
Jean Bennett, M.D., Ph.D.	50,000	68,744	206,240	324,984
Allan M. Fox	80,000	68,744	206,240	354,984
Alexandra Glucksmann, Ph.D.	52,500	68,744	206,240	327,484
A.N. “Jerry” Karabelas, Ph.D.	77,500	68,744	206,240	352,484
George Migausky	65,000	68,744	206,240	339,984
David C. Stump, M.D.	65,000	68,744	206,240	339,984
Daniel Tassé	60,000	68,744	206,240	334,984
Jennifer Zachary	55,000	68,744	206,240	329,984

(1)
Amounts represent the aggregate grant date fair value of RSUs or options, as applicable, granted during the 2023 fiscal year calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.

As of December 31, 2023, our non-employee directors held the following unvested RSUs and outstanding options to purchase shares of our common stock:

Name	Aggregate Number of Unvested RSUs	Aggregate Number of Options Outstanding
Jean Bennett, M.D., Ph.D.	3,486	53,216
Allan M. Fox	3,486	125,716
Alexandra Glucksmann, Ph.D.	3,486	88,216
A.N. “Jerry” Karabelas, Ph.D.	3,486	150,091
George Migausky	3,486	53,216
David C. Stump, M.D.	3,486	125,716
Daniel Tassé	3,486	113,216
Jennifer Zachary	7,499	47,631

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PwC as our independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2024, and has further directed that management submit this selection for ratification by our stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2015. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee believes that the continued retention of PwC is in the best interests of the Company and our stockholders. As provided in the Audit Committee charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the performance, objectivity or independence of the independent registered public accounting firm.

In determining whether to reappoint PwC as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with PwC, an assessment of the professional qualifications and past performance of PwC and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, PwC has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices and internal control over financial reporting. The Audit Committee believes that appointing a new independent registered accounting firm would require a significant time commitment that could interfere with management’s focus on financial reporting and internal controls.

Neither our Bylaws nor other governing documents or laws require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required

In order for Proposal 2 to pass, the number of votes cast “For” Proposal 2 must exceed the number of votes cast against Proposal 2. Abstentions and broker non-votes will not be counted either “For” or “Against” the proposal and will have no effect on the proposal. We do not expect to receive broker non-votes on this proposal because the ratification of the appointment of the independent registered public accounting firm is considered a "routine" matter for which banks, brokers or other nominees are generally empowered to vote any shares for which a beneficial owner does not provide voting instructions.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to the Company for the years ended December 31, 2023 and 2022, by PwC, our independent registered public accounting firm:

Fee Category	2023 Fees ($)	2022 Fees ($)
Audit Fees	1,529,650	1,123,800
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,000	900
Total Fees	1,531,650	1,124,700

Audit Fees

Audit fees consist of aggregate fees billed or incurred by PwC for professional services rendered in connection with the integrated audit of the consolidated annual financial statements and internal control over financial reporting, the review of financial statements included in the Company's quarterly reports on Form 10-Q and the review of registration statements filed with the SEC.

All Other Fees

All other fees consist of license fees billed for an annual subscription to accounting literature and tools offered by PwC.

All audit fees and other fees described above were pre-approved by the Audit Committee in accordance with applicable SEC requirements.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PwC, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services, tax services and all other services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of PwC or on an individual case-by-case basis before PwC is engaged to provide a service.

Recommendation of the Board

The Board unanimously recommends a vote “For” the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2024.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed entirely of independent directors. The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members (including the requirements of Rule 10A-3 promulgated under the Exchange Act) and has determined that each member of the Audit Committee meets that standard. George Migausky serves as an audit committee financial expert in accordance with applicable SEC regulations.

The Board is responsible for the Company’s corporate governance. The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s financial accounting, internal controls, reporting and compliance. The Audit Committee is responsible for selecting and engaging the Company’s independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which the Board has adopted. The Audit Committee reviews its charter on an annual basis and makes recommendations to the Board with respect to potential amendments.

The Audit Committee relies on the expertise and knowledge of management, the Company’s internal audit function and the Company’s independent registered public accounting firm, PwC, in carrying out its responsibilities. The Company’s management is responsible for preparing the Company’s financial statements and for the Company’s financial reporting process, including the Company’s internal control over financial reporting and disclosure controls and procedures. PwC is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and for auditing the effectiveness of the Company’s internal control over financial reporting based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee has reviewed and discussed with the Company’s management and PwC the audited financial statements for the fiscal year ended December 31, 2023 that were included in the Annual Report, as well as the effectiveness of the Company’s internal control over financial reporting as described in the Annual Report. The Audit Committee also reviewed and discussed with the Company’s management and PwC the unaudited interim financial statements that appeared in the Company’s Quarterly Reports on Form 10-Q that were filed with the SEC in 2023. In addition, the Audit Committee discussed with PwC those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including the scope and results of PwC’s audits, the Company’s critical accounting policies and estimates, new accounting guidance and the critical audit matter identified during the audit. PwC provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee regarding PwC’s independence and the Audit Committee and PwC discussed PwC’s independence from the Company. The Audit Committee and PwC had full access to each other and met in periodic executive sessions without management present.

Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC. The Audit Committee has reviewed the performance of PwC and selected PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The Audit Committee has also recommended to the Board that its appointment of PwC be submitted to the Company’s stockholders for ratification.

The Audit Committee

George Migausky, Chair David C. Stump, M.D. Jennifer Zachary

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are holding a stockholder advisory vote on the compensation of our named executive officers, or a “say-on-pay vote,” as described in the “Executive Compensation” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement. At the Annual Meeting, stockholders will be asked to approve the following resolution:

RESOLVED, that the stockholders of REGENXBIO Inc. (the “Company”) hereby approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and compensation tables thereto pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

The Compensation Committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. Our executive compensation program is designed to meet the following objectives:

•
provide a total compensation package that is highly competitive in order to attract and retain highly qualified executives;
•
align the interests of our executives with the interests of our stockholders; and
•
emphasize the use of variable, performance-based compensation to reward executives for meeting strategic objectives.

Please see the “Executive Compensation” section of this Proxy Statement for a detailed discussion about our executive compensation program, including information about the 2023 compensation of our named executive officers.

While this vote is being conducted on an advisory basis, and is therefore not binding on us, the vote will be carefully considered by the Compensation Committee and the Board. Both the Compensation Committee and the Board value the opinions of our stockholders and, to the extent there is any meaningful vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. The outcome of the vote, however, will not be construed as overruling any prior decision by the Company, the Compensation Committee or the Board. The current frequency of non-binding advisory votes on executive compensation is an annual vote.

Vote Required

In order for Proposal 3 to pass, the number of votes cast “For” Proposal 3 must exceed the number of votes cast “Against” Proposal 3. Abstentions and broker non-votes will not be counted either “For” or “Against” the proposal and will have no effect on the proposal.

Recommendation of the Board

The Board unanimously recommends a vote “For” thE approval, on an advisory basis, of the 2023 compensation of our Named Executive Officers.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names of the current executive officers of the Company and certain information about each of them are set forth below:

Kenneth T. Mills. For information regarding Mr. Mills, our President and CEO and a member of our Board, see “Proposal 1: Election of Directors.”

Vit Vasista, age 56, is currently our EVP, Chief Financial Officer and has been our Chief Financial Officer since August 2009. Prior to joining us, Mr. Vasista served as Principal at PRTM Management Consultants from October 2006 to July 2009, where he developed operational strategies for both private and public organizations, including the development of market entry strategies, innovative business models, and operational improvements. Mr. Vasista received an M.B.A. from The Wharton School at the University of Pennsylvania, an M.S. in Mechanical Engineering from Stanford University, and an S.B. in Mechanical Engineering from the Massachusetts Institute of Technology.

Curran Simpson, age 62, is currently our EVP, Chief Operating Officer and has been on our senior management team since August 2015. Prior to joining us, Mr. Simpson was the Regional Supply Chain Head for North America at GlaxoSmithKline plc (“GSK”), a pharmaceutical company, from December 2012 until August 2015. Mr. Simpson was the Senior Vice President, Operations at the Human Genome Sciences division of GSK (“HGS”) from July 2006 to December 2012, as well as the Vice President, Manufacturing Operations at HGS from January 2003 to June 2006. Prior to HGS, Mr. Simpson held various positions with Biogen, Inc., Covance Biotechnology Services Inc., Novo-Nordisk Biochem Inc., Genentech, Inc. and Genencor, Inc. Mr. Simpson received an M.S. in Surface and Colloid Science (Physical Chemistry) from Clarkson University and a B.S. in Chemistry/Chemical Engineering from Clarkson College of Technology.

Steve Pakola, M.D., age 55, is currently our EVP, Chief Medical Officer and has been our Chief Medical Officer since April 2019. Prior to joining us, Dr. Pakola served as Chief Medical Officer of Aerpio Pharmaceuticals, Inc. from October 2015 until April 2019. From April 2012 until October 2015, Dr. Pakola was the Chief Medical Officer of Amakem NV, a biopharmaceutical company. Prior to Amakem, from May 2000 until April 2012, Dr. Pakola was the Chief Medical Officer of ThromboGenics NV, a biopharmaceutical company, where he was the lead inventor and program lead for the Jetrea (ocriplasmin) program. Dr. Pakola received an M.D. and a B.A. in Biology, each from the University of Pennsylvania.

Olivier Danos, Ph.D., age 66, is currently our EVP, Chief Scientific Officer and has been our Chief Scientific Officer since March 2017. Prior to joining us, Dr. Danos was the Senior Vice President, Cell and Gene Therapy at Biogen Inc., a biotechnology company, from September 2014 until March 2017, where he led its gene therapy research and development activities. From September 2011 to September 2014, Dr. Danos was the Senior Vice President, Molecular Medicine, Synthetic Biology and Gene Regulation at Kadmon Pharmaceuticals. Prior to Kadmon, Dr. Danos served as the Director of the Gene Therapy Consortium of the University College of London and led a gene therapy research team at the Necker Hospital—Enfants Malades in Paris. He also served as the Chief Scientific Officer at Genethon and Senior Director of Research at Somatix Therapy Corporation, and held senior roles at the French National Centre for Scientific Research and the Pasteur Institute in Paris. Dr. Danos is the former President and founding member of the European Society of Gene and Cell Therapy. Dr. Danos received a Ph.D. in Biology from the Pasteur Institute and University of Paris Diderot and a Master in Science in Genetics and Molecular Biology at the University of Paris Orsay.

Patrick J. Christmas, age 53, is currently our EVP, Chief Legal Officer and has been on our senior management team since August 2016. Prior to joining us, Mr. Christmas served as Interim General Counsel at Tolero Pharmaceuticals, Inc. from April 2015 until August 2016. From May 2011 until November 2014, Mr. Christmas was the Vice President, General Counsel of Lumara Health, a specialty pharmaceutical company, until the company's acquisition. Prior to Lumara Health, Mr. Christmas was General Counsel at the Wellstat Companies, a group of biotechnology companies, from July 2007 until May 2011 and General Counsel at BioVeris Corporation, a publicly held diagnostics company, from April 2005 to July 2007, until the company's acquisition by F. Hoffman LaRoche Ltd.. Mr. Christmas began his career as an Associate at the law firm of Akin Gump Strauss Hauer & Feld LLP. Mr. Christmas received a J.D. from the University of Notre Dame and a B.A. in Economics from Boston College.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains our compensation philosophy, policies and decisions for 2023 for the following executives, whom we refer to in this CD&A and in the related tables as our named executive officers (“NEOs”):

•
Kenneth T. Mills, our President and CEO;
•
Vit Vasista, our EVP, Chief Financial Officer;
•
Curran Simpson, our EVP, Chief Operating Officer;
•
Stephen Pakola, M.D., our EVP, Chief Medical Officer; and
•
Olivier Danos, Ph.D., our EVP, Chief Scientific Officer.

Executive Summary of Our 2023 Achievements

We are a leading clinical-stage biotechnology company seeking to improve lives through the curative potential of gene therapy. Our investigational gene therapies are designed to deliver functional genes to address genetic defects in cells, enabling the production of therapeutic proteins or antibodies that are intended to impact disease. Our investigational gene therapies use adeno-associated virus (“AAV”) vectors from our proprietary gene delivery platform, which we call our NAV Technology Platform. Our NAV Technology Platform consists of exclusive rights to a large portfolio of AAV vectors, including commonly used AAV8, and AAV9 vectors. We and our third-party NAV Technology Platform Licensees are applying the NAV Technology Platform to a number of investigational gene therapies and one FDA-approved product over a broad range of therapeutic areas and disease indications.

In 2023, we made significant progress toward our clinical development and business objectives, including the following achievements, which impacted executive compensation:

ABBV-RGX-314 for the Treatment of wet AMD and DR under the eyecare collaboration with AbbVie

We announced the global expansion of the ongoing ATMOSPHERE® and ASCENT™ pivotal clinical trials evaluating the efficacy and safety of ABBV-RGX-314 in patients with wet AMD using the subretinal delivery approach. We announced positive new data from multiple trials in the ABBV-RGX-314 program, including from the Phase II bridging study evaluating the clinical performance using the NAVXpress™ manufacturing platform process. The phase II AAVIATE® trial for the treatment of wet AMD using suprachoroidal delivery and the phase II ALTITUDE® trial using in-office suprachoroidal delivery for the treatment of DR without center-involved diabetic macular edema.

RGX-202 for the Treatment of Duchenne Muscular Dystrophy (“Duchenne”)	We met our enrollment goals for the first-in-human study of RGX-202 to support dose escalation, reported positive interim data from dose level 1, and initiated enrollment for dose level 2.
RGX-121 for the Treatment of Mucopolysaccharidosis Type II (“MPS II”)

We completed enrollment in the CAMPSIITE® pivotal trial of RGX-121 for the treatment of patients up to 5 years old diagnosed with MPS II, and received RMAT designation. Milestones achieved support plans to file a BLA in 2024 using the accelerated approval pathway.

A second Phase I/II trial of RGX-121 for the treatment of pediatric patients with MPS II over the age of 5 years old is ongoing.

Pipeline Prioritization and Corporate Restructuring

We announced that our high priority programs are ABBV-RGX-314, RGX-202 and RGX-121. As part of our pipeline prioritization, we also announced that we are pursuing strategic alternatives, including potential partnering, for our other rare neurodegenerative disease clinical stage programs: RGX-111 for the treatment of severe Mucopolysaccharidosis Type I, RGX-181 for the treatment of late-infantile neuronal ceroid lipofuscinosis type 2 (CLN2) disease, a form of Batten disease and RGX-381 for the treatment of the ocular manifestations of CLN2 disease.

Financial Strength

We ended 2023 with over $300 million in cash, cash equivalents and marketable securities. In the first quarter of 2024, the Company conducted an equity offering in which we received approximately $131 million of net proceeds.

Compensation Philosophy and Objectives

The rapidly growing gene therapy industry has created a competitive recruitment and retention market for strong talent. It is our goal to ensure that we have the most skilled, innovative and resourceful executives on our leadership team. We foster an environment at REGENXBIO that will attract and retain top talent, and our executive compensation program is designed to support those objectives. Our program is structured around the following philosophy and objectives:

Attract, Motivate and Retain Highly Qualified Executives
•
Our compensation program is designed to attract, motivate and retain highly experienced individuals who are recognized as best-in-class.
•
We believe we provide a total compensation package that is competitive with our peer group.

Align the Interests of Executives with the Interests of Stockholders
•
Our compensation program is designed to align the compensation realized by our executives with the value realized by our stockholders.
•
We provide our executives with equity accumulation opportunities, which typically include an equity grant upon joining the Company. This is intended to ensure the alignment of the interests of each new executive with the interests of our stockholders. A significant portion of our NEOs’ total compensation in 2023 was based on stock options and RSUs.
•
Our stock options generally vest over a four-year period, with 25% of the shares vesting after 12 months from the date of grant and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the optionee provides continuous service to the Company.
•
Our RSUs generally vest over a four-year period, with 25% of the shares vesting on each of the first, second, third and fourth anniversaries of the first day of the month in which the RSU was granted, provided that the recipient provides continuous service to the Company.

Pay for Performance
•
Our compensation program is designed to reward our executives for attaining pre-established business and individual goals. The attainment of these goals requires each executive to dedicate time and effort to the Company and use skills and experience to maximize stockholder value.
•
A significant portion of our executives’ compensation is based on Company and individual performance, and the compensation program is designed to reward both short-term and long-term performance.
•
Short-term performance of our executives is primarily rewarded through annual cash incentive awards and bonuses, including special bonuses in the event of extraordinary achievements, that reflect the achievement of corporate and individual goals. Long-term performance of our executives is primarily rewarded through stock option awards and RSU awards that become exercisable with continued service to the Company and whose value is tied to the price of our common stock.

Use Variable, Performance-Based, and At-Risk Compensation to Reward Executives for Meeting Strategic Objectives
•
As shown in the following charts, our compensation program is designed such that a significant portion of executive compensation is based on variable, performance-based, and at-risk compensation, such as annual cash incentive awards, stock option awards and RSU awards.
•
We believe this mix of compensation best aligns the interests of our executives with those of our stockholders and contributes to both the achievement of short-term goals and the advancement of our long-term strategy.
•
In 2023, 88% of our President and CEO’s total compensation was variable, performance-based and at-risk and an average of 82% of our other NEOs’ total compensation was variable, performance-based and at-risk.

2021 CEO Compensation Cash Incentive Awards 5% All Other Compensation 1% Salary 7% Special Bonus 7% RSU Awards 21% Option Awards 59% 2021 Variable Performance-Based vs Guaranteed CEO Compensation Guaranteed Compensation (Salary and All Other Compensation) 8% Variable Performance-Based Compensation (Option Awards RSU Awards Special One Time Bonus and Cash Incentive Awards) 92% 2021 All Other NEO Compensation Cash Incentive Awards7% All Other Compensation Salary1% Salary 14% Special Bonus 10% RSU Awards 18% Option Awards 50% 2021 Variable Performance-Based vs Guaranteed All Other NEO Compensation Guaranteed Compensation (Salary and All Other Compensation) 15% Variable Performance Based Compensation (Option Awards RSU Awards Special One Time Bonus and Cash Incentive Awards) 85%

Oversight and Operation of our Executive Compensation Program

Our executive compensation program demonstrates a commitment to a robust process and strong corporate governance practices, as evidenced by the following:

What We Do:	What We Don’t Do:

✓ Periodic review of performance metrics:

Our Compensation Committee establishes the performance metrics that govern incentive compensation near the beginning of each year and reviews achievement of these metrics shortly following the end of each year.

ϰ Provide uncapped cash incentive payouts:

Payouts under our annual short-term cash incentive program are capped for both corporate and individual performance, which discourages excessive risk-taking while encouraging the achievement of goals in the short-term.

✓ Maintain an industry-specific peer group for benchmarking pay:

Our Compensation Committee periodically selects publicly traded biopharmaceutical companies to comprise our peer group for benchmarking compensation.

ϰ Provide excessive benefits or perquisites: Our NEOs are not entitled to any excessive benefits or perquisites.

✓ Deliver executive compensation primarily through performance-based pay:

Our executive compensation program rewards performance in a variety of ways, with the aim of arriving at a balanced assessment for each executive based on his or her contribution to the Company’s strategic objectives. The program balances short-term pay opportunities through base salary and annual cash incentives with long-term incentive opportunities through equity awards, and the program balances fixed compensation through base salary with variable, performance-based compensation through annual cash incentives and equity awards. The majority of our executives’ compensation is variable and based on Company and individual performance.

ϰ Allow hedging, pledging or “short-sale” transactions:

We prohibit directors, officers, employees and certain other individuals from engaging in hedging transactions involving the Company’s securities, “short sales” of the Company’s securities (sales of securities not already owned) and pledging of any Company securities without the prior approval of the Company.

✓ Set challenging cash incentive goals:

Our Compensation Committee sets objectives for determining annual short-term cash incentive payouts which are challenging but attainable, with attainment uncertain.

ϰ No plans that encourage excessive risk-taking:

     Our Compensation Committee conducts a compensation risk assessment annually. The Compensation Committee believes that the mix of long-term equity incentives, short-term cash incentives and base salary appropriately balances both short-term and long-term performance goals and does not pose a risk that is likely to have a material adverse impact on the Company.

✓ Use negative discretion in delivering performance-based pay: Our Compensation Committee can exercise its discretion to reduce or eliminate cash incentive compensation payouts and equity awards.

✓ Use “double trigger” vesting in the event of a change in control:

For our executives, acceleration of stock option vesting, as well as other payments and benefits, will occur upon a “double trigger” in the event of a change in control (i.e., termination without cause or for good reason following a change in control).

✓ Engage an independent compensation consultant:

Our outside compensation consultant is independent, reports directly to the Compensation Committee, advises on compensation levels and practices and conducts an annual review of compensation-related risk.

✓ Maintain a Clawback policy for equity and incentive compensation:

Our Clawback Policy provides the Board, in the event of an accounting restatement, with discretion to recover any amount of any incentive based compensation (including performance based cash and equity compensation tied to performance objectives) that we pay to our current or former executive officers (see section entitled “Clawback Policy” of this Proxy Statement for additional details).

Process of Determining Executive Compensation

Role of the Compensation Committee. Our Compensation Committee has been delegated the authority by the Board to make determinations regarding all elements of compensation for our executives. The Compensation Committee engages an independent compensation consultant to advise it on the competitiveness of the executive compensation program, including an annual peer group review and annual analysis of all elements of executive compensation for each executive. Compensation packages for each executive are typically finalized and approved at the first Compensation Committee meeting each year.

Role of Management. In making executive compensation decisions, our Compensation Committee may solicit input from management as appropriate with respect to individual and Company performance and results. The Compensation Committee receives recommendations and evaluations with respect to the compensation and performance of our executives from our President and CEO (except for his own compensation and performance). The EVP, Chief People Officer works with our compensation consultant to provide any external market data it requires. The Compensation Committee considered assessments from management when making 2023 compensation decisions.

Role of the Compensation Consultant. Our Compensation Committee is authorized to select and retain its own independent compensation consultant. The Compensation Committee has retained Willis Towers Watson in this role since April 2019. The compensation consultant has annually conducted a comprehensive assessment of our executive compensation program and pay levels, advised the Compensation Committee on evolving best practices in executive compensation and provided benchmarking data and recommendations. The Compensation Committee conducted an evaluation of Willis Towers Watson and concluded that the engagement did not raise any conflict of interest.

Peer Group Data. Our Compensation Committee reviews our peer group annually to ensure it remains relevant and current. Our Compensation Committee, upon advice received from its independent compensation consultant, selected the 14 companies that comprised our peer group for determining 2023 compensation through a screening process that considered publicly traded biopharmaceutical companies similar to us in headcount and market capitalization.

Our 2023 peer group companies were as follows:

Agios Pharmaceuticals, Inc.	Denali Therapeutics Inc.	PTC Therapeutics, Inc.
bluebird bio, Inc.	Editas Medicine, Inc.	Sangamo Therapeutics, Inc.
Blueprint Medicines Corporation	MacroGenics, Inc.	Supernus Pharmaceuticals, Inc.
ChemoCentryx, Inc.	MeiraGTx Holdings plc	uniQure N.V.
CRISPR Therapeutics AG	Mirati Therapeutics, Inc.

Survey Data. In addition to using peer group data, the Compensation Committee references survey data for comparable companies from the Radford Global Life Sciences Survey to inform compensation decisions.

Elements of Compensation

Compensation packages for our NEOs in 2023 included the following elements:

Element	Purpose of Element
Base salary	Provide NEOs with a market competitive salary that recognizes experience, value and level of contribution to achieving the Company’s objectives
Annual short-term cash incentive	Motivate and reward NEOs for short-term individual and corporate performance Attract and retain talented NEOs
Long-term equity incentives	Motivate and reward NEOs for long-term corporate performance Align the interests of NEOs and stockholders, thereby enhancing stockholder value Attract and retain talented NEOs
Health, welfare and retirement benefits	Provide competitive benefits to protect employees’ and their covered dependents’ health and welfare, and to foster retirement savings
Severance and change in control benefits	Discourage turnover and allow NEOs to respond to the possibility of a change in control without being influenced by the potential effects of a change in control on their job security

The elements of our 2023 executive compensation program and compensation decisions for NEOs are described in further detail below.

Base Salary

Our Compensation Committee reviews and sets base salaries for NEOs, other than the President and CEO, on an annual basis in January of each year. Our Board determines the base salary for our President and CEO based on the recommendation of the Compensation Committee.

Our Compensation Committee and Board seek to establish and maintain base salaries for each position and level of responsibility that are competitive with those of executives at our peer group companies. In determining the base salary for each executive, the Compensation Committee takes many factors into account, including but not limited to:

•
the competitive benchmark data provided by the compensation consultant;
•
the scope and strategic impact of the executive’s responsibilities;
•
the experience level of the executive;
•
the executive’s performance against objectives for the year, leadership and contribution to the objectives of the Company;
•
relative compensation levels between executives; and
•
input from the President and CEO (for each executive other than the President and CEO).

Our NEOs were given merit increases to their base salaries in 2023 as a result of their respective performances in 2022. In consideration of the factors described above, the base salaries for our NEOs were adjusted as follows in 2023:

Name	Annual Base Salary Approved in 2023 ($)	Annual Base Salary Approved in 2022 ($)	Percentage Increase from 2022 to 2023
Kenneth T. Mills	676,790	650,759	4.0%
Vit Vasista	500,018	480,787	4.0%
Curran Simpson	512,928	474,933	8.0%
Stephen Pakola, M.D.	498,156	478,996	4.0%
Olivier Danos, Ph.D.	502,257	482,940	4.0%

Annual Short-Term Cash Incentive

We have an annual cash incentive program for all employees, which is intended to align corporate, departmental, and individual goals throughout the Company and to provide an incentive that further ties compensation to achievement of those goals. In establishing targets for the cash incentive awards for our NEOs, the Compensation Committee (and the Board, in the case of our President and CEO) considers cash incentive awards paid to executives in similar positions at our peer group companies.

For 2023, target cash incentive award percentages remained the same from the prior year, as reflected in the table below:

Name	Target Cash Incentive Award for 2023 (% of Base Salary)	Target Cash Incentive Award for 2022 (% of Base Salary)
Kenneth T. Mills	60%	60%
Vit Vasista	40%	40%
Curran Simpson	40%	40%
Stephen Pakola, M.D.	40%	40%
Olivier Danos, Ph.D.	40%	40%

For 2023, our Compensation Committee determined that the cash incentive awards for our NEOs, except for our President and CEO, Mr. Mills, would be determined based on corporate and individual objectives. Given Mr. Mills’ more substantial influence on the overall performance of the Company, the Compensation Committee believed it was appropriate and in the best interests of the Company to have Mr. Mills’ cash incentive award be based solely upon the achievement of corporate objectives, and the independent Board members concurred. The Compensation Committee believes that including the achievement of individual goals as a component of our cash incentive award payouts is important to motivate our NEOs other than Mr. Mills, as we continue to progress toward the commercial phase of our Company. For 2023, weightings allocated to corporate and individual objectives were as follows:

Name	Corporate Objectives Weighting	Individual Objectives Weighting
Kenneth T. Mills	100%	—
Vit Vasista	75%	25%
Curran Simpson	75%	25%
Stephen Pakola, M.D.	75%	25%
Olivier Danos, Ph.D.	75%	25%

The Company’s annual cash incentive program, which is approved by the Compensation Committee and applicable to all employees, utilizes both a corporate performance multiplier and an individual performance multiplier. The corporate performance multiplier is based on the degree to which the Company’s objectives have been achieved during the relevant year; this multiplier is determined by the Compensation Committee and may range from 0 to 200% of target, provided that, if it is determined to be less than 50% of target, there will be no payout for the portion of our annual incentive program that is attributable to corporate performance. The individual performance modifier is based on the degree to which each employee’s individual objectives have been achieved during the relevant year; this multiplier is approved by the Compensation Committee for each of our NEOs and may range from 0 to 200% of target.

Corporate Objectives

Near the beginning of each year, our management recommends annual corporate objectives to our Compensation Committee and Board for approval. These objectives serve as the basis for determining our performance against key strategic and operating parameters for the year.

The Compensation Committee and the Board approved the corporate objectives and weightings for 2023 as reflected in the table below. At the time of approval, the Compensation Committee believed that these objectives were challenging, but attainable, and that attainment was uncertain.

Corporate Objective	Weighting (% of Corporate Objectives)
Expand the cumulative value of lead product candidates as represented through net present values of target product profiles and achieve clinical enrollment and regulatory milestones for lead programs	45%
Establish leading capabilities for late-stage readiness and origination of new lead product candidates	20%
Increase value of early product portfolio and NAV Technology Platform	15%
Advance organizational culture objectives as outlined in five-year plan	10%
Maintain financial strength of the Company to achieve corporate objectives and expand value of NAV Technology Platform	10%
Total	100%

Individual Objectives

Our President and CEO, in consultation with our other NEOs, identified individual objectives for each of our other NEOs near the beginning of 2023 that were specific to each of their respective areas of responsibility and supported meeting our corporate objectives. These individual objectives were then recommended to and approved by our Compensation Committee. At the time of approval, the Compensation Committee believed these objectives were challenging, but attainable, and that attainment was uncertain.

Our Compensation Committee, with input from our President and CEO, made a determination following the end of the year as to the level of achievement of the respective individual objectives by each of our NEOs, other than our President and CEO.

Determining Payouts of Annual Cash Incentives

With respect to our 2023 corporate objectives, our Board and Compensation Committee determined that we achieved a payout percentage of 75% of target based on our corporate performance. When assessing the payouts, the Board and Compensation Committee took into account our overall financial condition at the time and our performance relative to our annual corporate objectives. The Compensation Committee determined that all NEOs were instrumental in meeting our corporate objectives.

The determination of the Board and Compensation Committee regarding our performance relative to each corporate objective is shown in the following table:

Corporate Objective	Weighting (% of Corporate Objectives)	Performance Level(1)	Percentage of Corporate Objective Achieved
Expand the cumulative value of lead product candidates as represented through net present values of target product profiles and achieve clinical enrollment and regulatory milestones for lead programs	45%	Partially Achieved	36%
Establish leading capabilities for late-stage readiness and origination of new lead product candidates	20%	Partially Achieved	16%
Increase value of early product portfolio and NAV Technology Platform	15%	Partially Achieved	11%
Advance organizational culture objectives as outlined in five-year plan	10%	Partially Achieved	7%
Maintain financial strength of the Company to achieve corporate objectives and expand value of NAV Technology Platform	10%	Partially Achieved	5%
Total	100%		75%

(1)
A set of milestones were delayed and partially achieved, due to revised plans, inclusive of restructuring and focus on prioritized plans. Therefore, management recommended to the Board of Directors, a partially achieved across a set of corporate objectives.

Based on the Company’s level of performance in 2023 relative to our corporate goals, and based on the level of performance of each NEO other than our President and CEO in 2023 relative to individual goals, our NEOs earned the cash incentive awards shown in the following table for 2023:

			Allocation of Cash Incentive Award		Percentage of Objective Achieved
Name	Base Salary ($)	Target Cash Incentive Award (% of Base Salary)	Corporate Objectives	Individual Objectives	Corporate Objectives	Individual Objectives	Cash Incentive Award for 2023 ($)
Kenneth T. Mills	676,790	60%	100%	—	75%	N/A	304,555
Vit Vasista	500,018	40%	75%	25%	75%	70%	147,505
Curran Simpson	512,928	40%	75%	25%	75%	100%	166,701
Stephen Pakola, M.D.	498,156	40%	75%	25%	75%	90%	156,919
Olivier Danos, Ph.D.	502,257	40%	75%	25%	75%	90%	158,211

Long-term Equity Incentives

Equity awards are crucial to a competitive compensation program for executives because they act as a powerful retention incentive. Equity ownership in our Company by our NEOs also aligns the interests of our NEOs with those of our stockholders and rewards our NEOs for their contributions to our long-term success.

In determining the equity incentive awards for our NEOs in 2023, our Board, with respect to our President and CEO, and our Compensation Committee, with respect to our other NEOs, considered the roles and performance of each NEO as well as the benchmarking data and recommendations of the Compensation Committee’s independent compensation consultant, which included information regarding equity compensation received by executives at peer group companies, as well as broader survey data. In 2023, our NEOs were given the option to receive their annual equity awards allocated as follows, with the total estimated grant date fair value of the equity awards being equal in each case: (i) 50% stock options and 50% RSUs, (ii) 75% stock options and 25% RSUs, or (iii) 100% stock options. We believe this optionality allows our NEOs to maximize the potential value of their equity awards based on individual circumstances and maintains alignment of the interests of our NEOs with those of our stockholders. Based on the considerations above and elections by each officer, our NEOs received the following stock option and RSU awards in 2023:

		Stock Awards		Option Awards
Name	Grant Date	Number of Shares	Grant Date Fair Value(1)	Exercise Price(2)	Number of Shares	Grant Date Fair Value(1)	Total Grant Date Fair Value(1)
Kenneth T. Mills	1/3/2023	54,753	$1,218,254	$22.25	264,932	$3,698,138	$4,916,393
Vit Vasista	1/3/2023	46,174	$1,027,372	$22.25	66,233	$924,535	$1,951,906
Curran Simpson	1/3/2023	67,945	$1,511,776	$22.25	52,986	$739,622	$2,251,398
Stephen Pakola, M.D.	1/3/2023	90,588	$2,015,583	$22.25	44,155	$616,352	$2,631,935
Olivier Danos, Ph.D.	1/3/2023	65,930	$1,466,943	$22.25	52,986	$739,622	$2,206,565

(1)
Amounts represent the aggregate grant date fair value of options and/or RSUs, as applicable, granted during 2023 calculated in accordance with FASB ASC Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.
(2)
Based on the closing price of our common stock on the grant date.

Shares of our common stock underlying the options in the above table will vest over a four-year period, with 25% of the shares vesting after 12 months from the date of grant and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the optionee provides continuous service to the Company. Shares of our common stock underlying the RSUs in the above table will vest over a four-year period, with 25% of the shares vesting on each of the first, second, third and fourth anniversaries of the first day of the month in which the RSU was granted, provided that the recipient provides continuous service to the Company.

The Board, with respect to our President and CEO, and the Compensation Committee, with respect to our other NEOs, has also granted stock options and RSUs from time to time outside of our annual equity incentive awards and one-time awards upon joining the Company, in recognition of an NEO’s expanded role or continuing contributions to the Company’s performance. No such grants were made in 2023.

Health, Welfare and Retirement Benefits

Our NEOs are eligible to participate in our health and welfare plans to the same extent as all full-time employees are eligible, including reimbursement of certain medical expenses of the NEO or employee and, if applicable, his or her eligible dependents. We pay a portion of the premium cost for our group health plan for all participants, including our NEOs. Other health and welfare benefits include medical, dental, vision and life insurance, flexible spending accounts and short- and long-term disability.

We have established a 401(k) tax-deferred savings plan, which permits all participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code (the “Code”). We are responsible for administrative costs of the 401(k) plan. We may, at our discretion, make matching contributions to the 401(k) plan. We do not generally provide our NEOs with any other perquisites or personal benefits. In 2023, the Compensation Committee approved the payment of corporate housing costs and a related tax gross-up for Dr. Danos in order to maximize the amount of time that Dr. Danos can devote to Company business by minimizing his commuting time to our headquarters from his personal residence in another state. The Compensation Committee believes such benefits to the Company significantly outweighed the incremental expense to the Company.

Our employee stock purchase plan permits participants, including our NEOs, to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. The purpose of the employee stock purchase plan is to encourage our employees, including our NEOs, to become our stockholders and better align their interests with those of our other stockholders.

Severance and Change in Control Benefits

We have entered into employment agreements with each of our NEOs which, among other things, provide for certain severance and change in control payments under certain circumstances. We believe these potential benefits discourage turnover and allow our NEOs to respond to the possibility of a change in control without being influenced by the potential effects of a change in control on their job security. These potential benefits and our employment agreements with our NEOs are described in further detail under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Anti-Hedging and Pledging Policy

As part of our policy against insider trading, our directors, officers, employees and certain other individuals are prohibited from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities. Additionally, such individuals are prohibited from engaging in transactions involving options on the Company’s securities, such as puts, calls and other derivative securities, except when receiving or exercising options granted by the Company. “Short sales” of the Company’s securities (sales of securities not already owned) are also prohibited. Furthermore, pledging of any Company securities is not permitted without the prior approval of the Company.

Clawback Policy

The Company has adopted a comprehensive Compensation Clawback Policy, which provides for the recoupment of any executive officer compensation that is granted, earned or vested based wholly or in part based on stock price, total shareholder return, and/or the attainment of (i) any financial reporting measure(s) that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and/or (ii) any other measures that are derived in whole or in part from such measures (“Incentive-Based Compensation”) in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that corrects an error that is not material to previously issued financial statements but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (“Accounting Restatement”). In the event of an Accounting Restatement the executive officer must return the Incentive-Based Compensation to the extent it would not have been paid or awarded had the Accounting Restatement not occurred. This applies during a lookback period of the three completed fiscal years preceding the date we are required to prepare an Accounting Restatement, and the amounts to be reclaimed are as determined by the Board in its sole discretion. All executive officers are required to agree to this policy in writing.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Compensation Committee

Daniel Tassé, Chair

Alexandra Glucksmann, Ph.D.

A.N. “Jerry” Karabelas, Ph.D.

Summary Compensation Table

The following table provides information concerning the compensation earned by our NEOs during the years ended December 31, 2023, 2022 and 2021:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Kenneth T. Mills	2023	676,790	—	1,218,254	3,698,138	304,555	18,975	5,916,713
President and CEO	2022	650,759	—	1,228,161	3,505,846	351,410	17,538	5,753,713
	2021	631,805	600,000	1,843,050	5,057,556	473,854	16,675	8,622,941
Vit Vasista	2023	500,018	—	1,027,372	924,535	147,505	18,975	2,618,404
EVP, Chief Financial	2022	480,787	—	305,359	875,493	173,083	17,538	1,852,260
Officer	2021	466,783	525,000	557,628	1,535,018	245,061	16,675	3,346,165
Curran Simpson	2023	512,928	—	1,511,776	739,622	166,701	18,975	2,950,002
EVP, Chief Operating	2022	474,933	—	367,117	1,052,652	185,224	17,538	2,097,463
Officer	2021	448,050	225,000	620,586	1,701,630	235,226	16,675	3,247,167
Stephen Pakola, M.D.	2023	498,156	—	2,015,583	616,352	156,919	18,975	3,305,985
EVP, Chief Medical	2022	478,996	—	305,359	875,493	177,229	17,538	1,854,615
Officer
Olivier Danos, Ph.D.	2023	502,257	—	1,466,943	739,622	158,211	118,383	2,985,416
EVP, Chief Scientific	2022	482,940	—	367,117	1,052,652	178,688	66,431	2,147,828
Officer	2021	455,604	100,000	521,652	1,433,958	239,192	47,288	2,797,694

(1)
Amounts represent a special transaction-related cash performance bonus payment to the applicable NEO in connection with our entry into the Collaboration and License Agreement with AbbVie Inc. to develop and commercialize RGX-314.
(2)
Amounts represent the aggregate grant date fair value of RSUs or options, as applicable, granted during the respective fiscal year calculated in accordance with FASB ASC Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.
(3)
Amounts represent cash compensation earned under our annual incentive program, based on achievement of corporate and/or individual objectives as determined by the Board or Compensation Committee.
(4)
Amounts consist of employer matching contributions to our 401(k) plan for all NEOs and, with respect to Dr. Danos, corporate housing costs and related tax gross-up in 2023, 2022 and 2021. The 2023 amount for Dr. Danos consists of corporate housing costs of $68,949, related tax gross-up of $30,459 and employer matching contributions to our 401(k) plan of $18,975.

2023 Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to our NEOs during the year ended December 31, 2023. No other plan-based awards were granted to any of our current or former NEOs during 2023.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Kenneth T. Mills	—	—	406,074	812,148	—	—	—	—
	1/3/2023	—	—	—	54,753	264,932	22.25	4,916,393
Vit Vasista	—	—	200,007	400,014	—	—	—	—
	1/3/2023	—	—	—	46,174	66,233	22.25	1,951,906
Curran Simpson	—	—	205,171	410,342	—	—	—	—
	1/3/2023	—	—	—	67,945	52,986	22.25	2,251,398
Stephen Pakola, M.D.	—	—	199,262	398,525	—	—	—	—
	1/3/2023	—	—	—	90,588	44,155	22.25	2,631,935
Olivier Danos, Ph.D.	—	—	200,903	401,806	—	—	—	—
	1/3/2023	—	—	—	65,930	52,986	22.25	2,206,565

(1)
Amounts represent the threshold, target and maximum 2023 award opportunities for our NEOs under our annual cash incentive program. See the CD&A for information regarding the criteria applied in determining the amounts payable under the annual cash incentives. The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)
Amounts represent the RSUs granted to our NEOs in 2023 pursuant to our 2022 long-term equity incentive program. These RSUs vest over a four-year period, with 25% of the shares vesting on each of the first, second, third and fourth anniversaries of the first day of the month in which the RSU was granted, provided that the recipient provides continuous service to the Company.
(3)
Amounts represent the options granted to our NEOs in 2023 pursuant to our 2022 long-term equity incentive program. These options vest over a four-year period, with 25% of the shares vesting after 12 months from the date of grant and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the optionee provides continuous service to the Company.
(4)
Amounts represent the aggregate grant date fair value of RSUs and options granted during 2023 calculated in accordance with FASB ASC Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information regarding outstanding and unexercised options and unvested RSUs held by each of our NEOs as of December 31, 2023. The number of shares subject to each award and, where applicable, the exercise price per share, reflects all changes as a result of our capitalization adjustments. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

		Option Awards(1)					Stock Awards(2)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)
Kenneth T. Mills	9/17/2014	36,316	(4)	—	0.85	9/24/2024	—	—
	5/19/2015	186,354		—	3.76	5/19/2025	—	—
	1/28/2016	225,000		—	13.09	1/28/2026	—	—
	1/4/2017	130,000		—	19.50	1/4/2027	—	—
	1/3/2018	163,500		—	35.80	1/3/2028	—	—
	1/3/2019	190,000		—	40.82	1/3/2029	—	—
	1/2/2020	264,375		5,625	38.99	1/2/2030	—	—
	1/4/2021	135,018		50,149	44.97	1/4/2031	20,492	367,831
	1/3/2022	81,548		88,640	34.31	1/3/2032	26,847	481,904
	1/3/2023	—		264,932	22.25	1/3/2033	54,753	982,816
Vit Vasista	5/19/2015	20,041		—	3.76	5/19/2025	—	—
	1/28/2016	14,115		—	13.09	1/28/2026	—	—
	1/4/2017	29,167		—	19.50	1/4/2027	—	—
	1/3/2018	55,000		—	35.80	1/3/2028	—	—
	1/3/2019	57,000		—	40.82	1/3/2029	—	—
	1/2/2020	48,958		1,042	38.99	1/2/2030	—	—
	1/4/2021	40,979		15,221	44.97	1/4/2031	6,200	111,290
	1/3/2022	20,365		22,135	34.31	1/3/2032	6,675	119,816
	1/3/2023	—		66,233	22.25	1/3/2033	46,174	828,823
Curran Simpson	1/3/2018	17,128		—	35.80	1/3/2028	—	—
	1/3/2019	46,000		—	40.82	1/3/2029	—	—
	1/2/2020	45,042		958	38.99	1/2/2030	—	—
	1/4/2021	45,427		16,873	44.97	1/4/2031	6,900	123,855
	1/3/2022	24,485		26,615	34.31	1/3/2032	8,025	144,049
	1/3/2023	—		52,986	22.25	1/3/2033	67,945	1,219,613
Stephen Pakola, M.D.	4/17/2019	95,000		—	54.72	4/17/2029	—	—
	1/2/2020	41,713		887	38.99	1/2/2030	—	—
	1/4/2021	36,240		13,460	44.97	1/4/2031	5,500	98,725
	1/3/2022	20,365		22,135	34.31	1/3/2032	6,675	119,816
	1/3/2023	—		44,155	22.25	1/3/2033	90,588	1,626,055
Olivier Danos, Ph.D.	3/27/2017	71,500		—	20.35	3/27/2027	—	—
	1/3/2018	41,250		—	35.80	1/3/2028	—	—
	1/3/2019	48,000		—	40.82	1/3/2029	—	—
	1/2/2020	47,000		1,000	38.99	1/2/2030	—	—
	1/4/2021	38,281		14,219	44.97	1/4/2031	5,800	104,110
	1/3/2022	24,485		26,615	34.31	1/3/2032	8,025	144,049
	1/3/2023	—		52,986	22.25	1/3/2033	65,930	1,183,444

(1)
Except as otherwise noted, each option vests over a four-year period, with 25% of the shares underlying the option vesting after 12 months from the date of grant and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the optionee provides continuous service to the Company.
(2)
Except as otherwise noted, each RSU vests over a four-year period, with 25% of the shares underlying the RSU vesting on each of the first, second, third and fourth anniversaries of the first day of the month in which the RSU was granted, provided that the recipient provides continuous service to the Company.
(3)
Amounts represent the market value, based on the last reported closing price of the Company’s common stock as of December 31, 2023 ($17.95), as reported by Nasdaq, of shares underlying RSUs held as of December 31, 2023.
(4)
The option vested with respect to 120,394 shares on the vesting commencement date. The option vested with respect to 88,524 shares on the one-year anniversary of the vesting commencement date and vested with respect to an additional 7,377 shares following each month of service following such date. The continued vesting of the option with respect to 233,710 shares subject to the option (the “Mills Contingent Shares”) was conditioned on our completion of a financing in which we raised gross proceeds of not less than $5,000,000 on or before January 1, 2016 (a “Qualified Financing”), which was satisfied upon the consummation of our Series C Preferred Stock financing in January 2015. As such, effective as of the closing of our Series C Preferred Stock financing, the option vested with respect to 25% of the Mills Contingent Shares as of the vesting commencement date. The option vested with respect to 25% of the remaining Mills Contingent Shares on the one-year anniversary of the vesting commencement date and the remaining Mills Contingent Shares vested in 36 equal monthly installments thereafter.

2023 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon option exercise and vesting of stock awards for each NEO during the year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Kenneth T. Mills	45,000	720,989	19,195	435,343
Vit Vasista	35,000	573,300	5,325	120,771
Curran Simpson	—	—	6,125	138,915
Stephen Pakola, M.D.	—	—	4,975	112,833
Olivier Danos, Ph.D.	—	—	5,575	126,441

(1)
The value realized is based on the fair market value of the Company’s common stock on the date of exercise minus the exercise price. The amounts set forth do not necessarily represent proceeds actually received by the NEO. The NEO will not realize the estimated value of these awards until the underlying shares are sold.
(2)
The value realized is based on the fair market value of the Company's common stock on the vesting date. The amounts set forth do not necessarily represent proceeds actually received by the NEO. The NEO will not realize the estimated value of these awards until the underlying shares are sold.

Employment Agreements and Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of our NEOs. Pursuant to each employment agreement, if we terminate the employment of the respective NEO without cause or if such NEO voluntarily resigns for good reason, as described in the respective agreement, then the NEO will be eligible to receive, contingent on timely executing and not revoking a general release of all claims the NEO may have against us and on the NEO returning all of our property in the NEO’s possession, continued payment of base salary in equal monthly installments for either 12 months for Mr. Mills or nine months for our NEOs other than Mr. Mills. In addition, if the NEO elects to continue its health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), we will pay such terminated NEO's monthly COBRA premiums for the same respective period of time. If a terminated NEO obtains employment during the salary continuation period, then we will cease to be obligated to make any further payments to the terminated NEO. The aforementioned severance terms were in effect as of December 31, 2023. On February 1, 2024, the Company entered into new employment agreements with Mr. Danos, Mr. Pakola and Mr. Simpson modifying the timeframe for salary continuation associated with certain involuntary termination events.

If we terminate the employment of an NEO without cause or if such NEO voluntarily resigns for good reason immediately prior to or during the 18 months following a change in control, as such term is defined in our 2015 Equity Incentive Plan, then the NEO will be eligible to receive, contingent on the NEO timely executing and not revoking a general release of all claims the NEO may have against us and on the NEO returning all of our property in the NEO’s possession, continued payment of base salary and (i) 1.5 times the target annual cash incentive for Mr. Mills and (ii) the target annual cash incentive for our NEOs other than Mr. Mills, in equal monthly installments for (a) 18 months for Mr. Mills and (b) 12 months for our NEOs other than Mr. Mills. In addition, we will pay the NEO a lump sum equal to the applicable COBRA premiums for the same respective period of time. All outstanding unvested options that were outstanding as of the date of a change in control will vest if we or our successor terminates the employment of an NEO without cause or if such officer voluntarily resigns for good reason during the remaining vesting period.

For purposes of the employment agreements, the term “cause” generally includes: (i) the conviction of, or the entering a plea of guilty or no contest to or for, any felony or any crime involving moral turpitude; (ii) the commission of a material breach of any of the covenants, terms and provisions of the respective employment agreement or the proprietary information and inventions agreement entered into as a condition of employment; (iii) the commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or other similar conduct materially harmful or potentially materially harmful to the Company’s best interest, as determined by the Board in its reasonable sole discretion; (iv) the failure to perform assigned duties or responsibilities (other than a failure resulting from disability); or (v) the violation of any federal or state law or regulation applicable to the Company’s business.

For purposes of the employment agreements, the term “good reason” generally includes: (i) a significant reduction in duties or responsibilities, or removal from the position contemplated by the agreement; (ii) a significant reduction (30% or more) in base salary as in effect immediately prior to such reduction; or (iii) a significant reduction in the type or level of employee benefits to which the respective individual is entitled that results in a significant reduction to the overall benefits package, as determined by the

Board in its sole discretion; or (iv) relocation of the respective individual’s principal workplace by more than 35 miles from the primary office where he or she performed services prior to the relocation.

For purposes of the employment agreements and as defined in our 2015 Equity Incentive Plan, the term “change in control” generally includes: (i) any person becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with or into any other entity which results in our stockholders owning 50% or less of the surviving entity’s stock or its parent’s stock; or (iv) individuals who are members of our Board (the “Incumbent Board”), including individuals who are approved or recommended by a majority of the members of the Incumbent Board, ceasing to constitute at least a majority of the members of our Board over a period of 12 months.

The severance benefits that our NEOs may be entitled to receive under these agreements, as well as other benefits that our NEOs may be entitled to receive under other plans, may constitute parachute payments that are subject to the “golden parachute” rules of Section 280G of the Code and the excise tax of Section 4999 of the Code. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced if, and only to the extent that, a reduction will allow the relevant NEO to receive a greater net after-tax amount than the NEO would receive absent a reduction.

The following table summarizes the hypothetical payments that could have been incurred by the Company with respect to each of our NEOs, assuming that a qualifying termination or resignation under the applicable employment agreement had occurred on December 31, 2023 and immediately prior to, or during the 18-month period following, a change in control:

Name	Cash Severance(1) ($)	Target Annual Cash Incentive(2) ($)	COBRA Premiums ($)	Value of Accelerated Stock Options(3) ($)	Total(4) ($)
Kenneth T. Mills	1,015,185	609,111	49,151	—	1,673,447
Vit Vasista	500,018	200,007	24,909	—	724,934
Curran Simpson	512,928	205,171	32,767	—	750,866
Stephen Pakola, M.D.	498,156	199,262	—	—	697,418
Olivier Danos, Ph.D.	502,257	200,903	32,767	—	735,927

(1)
Amounts represent continued payment of 2023 base salary for (i) 18 months for Mr. Mills and (ii) 12 months for our NEOs other than Mr. Mills.
(2)
For Mr. Mills, amount represents 1.5 times the target annual cash incentive for 2023. For our NEOs other than Mr. Mills, amounts represent the target annual cash incentive for 2023.
(3)
Amounts represent the acceleration of all unvested stock options outstanding as of December 31, 2023 and are equal to the number of unvested stock options which are in-the-money as of December 31, 2023 multiplied by the difference between the $17.95 closing price of our common stock on December 29, 2023, as reported by Nasdaq, and the exercise price of the stock options.
(4)
Amounts do not include any amount attributable to the acceleration of unvested RSUs outstanding as of December 31, 2023, as the RSUs were not subject to mandatory accelerated vesting in the event of a change in control. RSUs outstanding as of December 31, 2023 are reported in the Outstanding Equity Awards at 2023 Fiscal Year-End table. On February 1, 2024, the Company entered into new employment agreements with Mr. Danos, Mr. Pakola and Mr. Simpson accelerating the vesting of RSUs in the event of a change in control.

The following table summarizes the hypothetical payments that could have been incurred by the Company with respect to each of our NEOs, assuming that a qualifying termination or resignation under the applicable employment agreement had occurred without the potential effects involving a change in control:

Name	Cash Severance(1) ($)	Target Annual Cash Incentive ($)	COBRA Premiums ($)	Value of Accelerated Stock Options ($)	Total ($)
Kenneth T. Mills	676,790	—	32,767	—	709,557
Vit Vasista	375,014	—	18,682	—	393,696
Curran Simpson	384,696	—	24,576	—	409,272
Stephen Pakola, M.D.	373,617	—	—	—	373,617
Olivier Danos, Ph.D.	376,693	—	24,576	—	401,269

(1)
Amounts represent continued payment of 2023 base salary for either 12 months for Mr. Mills or nine months for our NEOs other than Mr. Mills.

Furthermore, in connection, as applicable, with their employment, each of our NEOs entered into our standard form of proprietary information and inventions agreement with us. This agreement provides that the respective NEO is generally prohibited for one year after termination of employment from, directly or indirectly, soliciting our employees or customers, or competing against us.

Securities Authorized for Issuance under Equity Incentive Plans

The following table provides information as of December 31, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. We do not have any equity compensation plans that have not been approved by stockholders.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Other Rights			Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	9,889,914	(1)	(2)	$32.62	(3)	3,550,452	(4)
Equity compensation plans not approved by security holders	—			—		—
Total	9,889,914			$32.62		3,550,452

(1)
Includes 8,580,902 shares of common stock issuable upon exercise of outstanding options under all existing equity compensation plans. Of these shares, 294,441 were subject to options then outstanding under our 2014 Stock Plan and 8,286,461 were subject to options then outstanding under our 2015 Equity Incentive Plan (the “2015 Plan”).
(2)
Includes 1,309,012 shares subject to RSUs that will entitle the holder to one share of common stock for each unit that vests upon completion of required service conditions.
(3)
Does not take into account RSUs, which have no exercise price.
(4)
Represents 2,532,088 shares of common stock available for issuance under the 2015 Plan and 1,018,364 shares of common stock available for issuance under our 2015 Employee Stock Purchase Plan (the “ESPP”). On the first business day of each year, (i) the number of shares reserved under the 2015 Plan is automatically increased by the lesser of 4% of the total number of shares of common stock that are outstanding on December 31 of the prior year or such lesser number as may be approved by the Board and (ii) the number of shares reserved under the ESPP is automatically increased by the lesser of 1% of the total number of shares of common stock that are outstanding on the last business day of the prior fiscal year or such lesser number as may be approved by the Board. On January 2, 2024, an additional 1,761,849 shares became available for future issuance under the 2015 Plan and no additional shares became available for issuance under the ESPP. The additional shares from the annual increase to the 2015 Plan on January 2, 2024 are not included in the table above.

CEO Pay Ratio

Pursuant to applicable SEC rules, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Mills, our President and CEO.

•
We determined that the total compensation of our median employee (excluding Mr. Mills) for 2023 was $197,301.
•
As reported in the Summary Compensation Table above, the annual total compensation of Mr. Mills for 2023 was $5,916,713.

Based on this information, in 2023, the ratio of the total compensation of Mr. Mills to the total compensation of our median employee (excluding Mr. Mills) was 29.99 to 1.

To identify our median employee and calculate this ratio, we performed the following analysis:

1.
We determined that, as of December 31, 2023, our employee population, excluding Mr. Mills, consisted of approximately 347 individuals working at our Company or our consolidated subsidiary. This population consisted of our full-time, part-time and temporary employees and, as permitted by SEC rules, excluded independent contractors or similar non-employee workers during 2023. We had no non-U.S. employees in 2023.
2.
To identify the median employee from our employee population, we compared each employee’s wages for 2023. In doing so, we annualized the wages of all permanent employees who were hired in 2023 but did not work for us the entire fiscal year. We did not make any cost-of-living adjustments in identifying the median employee. We chose this as our consistently applied compensation measure because we believed it was representative of employee compensation at the Company.
3.
After identifying our median employee, we calculated annual total compensation for the median employee using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table above. This process resulted in a median employee with annual total compensation of $197,301 for 2023.

We believe the pay ratio reported above is a reasonable estimate based on our internal records and the methodology described above. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio, as reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

The following table provides the total compensation, as reported in the Summary Compensation Table ("SCT"), and the compensation actually paid ("CAP") to our Principal Executive Officer ("PEO") and, on an average basis, our other NEOs ("non-PEO NEOs") for each of the years specified, alongside our total shareholder return ("TSR"), the TSR of our peers, our net income (loss) and a Company-selected financial performance measure of ending cash, cash equivalents and marketable securities. The Company selected ending cash, cash equivalents and marketable securities as the most important financial performance measure used to link compensation to performance in 2023 given its direct influence on our ability to maintain financial strength to achieve corporate objectives.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(5) ($)	Total Shareholder Return of the Company(6) ($)	Total Shareholder Return of the Nasdaq Biotechnology Index(7) ($)	Net Income (Loss)(8) ($ thousands)	Ending Cash, Cash Equivalents and Marketable Securities(8) ($ thousands)
2023	5,916,713	3,045,660	2,964,952	2,046,457	43.81	118.87	(263,494)	314,129
2022	5,753,713	1,411,167	1,988,042	828,152	55.36	113.65	(280,321)	565,202
2021	8,622,941	2,648,117	3,207,479	1,658,040	79.81	126.45	127,840	849,346
2020	7,644,087	7,578,195	1,820,462	1,729,261	110.72	126.42	(111,250)	522,549

(1)
Reflects the total compensation of Kenneth T. Mills as reported in the SCT for each of the years presented.
(2)
Reflects the CAP calculated in accordance with SEC rules. CAP includes unpaid amounts of equity compensation that may be realizable in future periods, and as such, does not fully represent the actual final amount of compensation earned or actually paid during the year. For each year presented, CAP is equal to total compensation reported in the SCT for the year, adjusted as follows: (i) less compensation reported in the SCT related to equity awards which is based on the grant date fair value of equity awards granted during the reporting year, (ii) plus the reporting year-end fair value of equity awards granted during the reporting year that were outstanding and unvested as of the end of the reporting year, (iii) plus the change in fair value from the end of the prior year to the end of the reporting year of equity awards granted in prior years that were outstanding and unvested as of the end of the reporting year, (iv) plus the change in fair value from the end of the prior year to the vesting date for equity awards granted in prior years that vested in the reporting year. None of the equity awards granted to NEOs during the reporting years presented vested in the same reporting year as the grant and there were no forfeitures of equity awards granted to NEOs during any of the reporting years presented. There were no dividends, dividend equivalents or other earnings paid on equity awards granted to NEOs during any of the reporting years presented. The fair values of equity awards used to determine CAP were calculated in accordance with FASB ASC Topic 718 using similar methodologies and assumptions as those used to calculate the grant date fair values of equity awards reported in the SCT.
(3)
Reflects the CAP to Kenneth T. Mills for each of the years presented using the calculations discussed in footnote 2 above. The following table presents a reconciliation of total compensation reported in the SCT to CAP for Kenneth T. Mills for each of the years presented.

Reconciliation of SCT Total to CAP for Kenneth T. Mills
Year	SCT Total ($)	Grant Date Fair Value of Awards Granted During the Year Included in SCT Total ($)	Year-end Fair Value of Equity Awards Granted During the Year Outstanding and Unvested at Year-end ($)	Change in Fair Value During the Year of Equity Awards Granted in Prior Years Outstanding and Unvested at Year-end ($)	Change in Fair Value from Prior Year-end to Vesting Date of Equity Awards Granted in Prior Years That Vested During the Year ($)	CAP ($)
2023	5,916,713	(4,916,393)	3,435,941	(949,573)	(441,028)	3,045,660
2022	5,753,713	(4,734,006)	2,706,578	(1,673,456)	(641,662)	1,411,167
2021	8,622,941	(6,900,606)	4,273,852	(2,264,660)	(1,083,410)	2,648,117
2020	7,644,087	(6,646,254)	7,228,210	67,721	(715,569)	7,578,195

(4)
Reflects the average total compensation of our non-PEO NEOs as reported in the SCT for each of the years presented. For 2023 and 2022, our non-PEO NEOs were Vit Vasista, Curran Simpson, Stephen Pakola and Olivier Danos. For 2021 and 2020, our non-PEO NEOs were Vit Vasista, Curran Simpson, Olivier Danos and Patrick J. Christmas. Since the makeup of our non-PEO NEOs may change from year to year, the amounts reported in this table for 2021 and 2020 will not necessarily be equal to the average total compensation of our non-PEO NEOs reported for such years in the SCT of this Proxy Statement.
(5)
Reflects the average CAP to our non-PEO NEOs for each of the years presented using the calculations discussed in footnote 2 above. Refer to footnote 4 above for the identification of our non-PEO NEOs for each of the years presented. The following table presents a reconciliation of the average total compensation reported in the SCT to CAP for our non-PEO NEOs for each of the years presented.

Reconciliation of SCT Total to CAP for Average of Non-PEO NEOs
Year	SCT Total ($)	Grant Date Fair Value of Awards Granted During the Year Included in SCT Total ($)	Year-end Fair Value of Equity Awards Granted During the Year Outstanding and Unvested at Year-end ($)	Change in Fair Value During the Year of Equity Awards Granted in Prior Years Outstanding and Unvested at Year-end ($)	Change in Fair Value from Prior Year-end to Vesting Date of Equity Awards Granted in Prior Years That Vested During the Year ($)	CAP ($)
2023	2,964,952	(2,260,451)	1,715,327	(266,062)	(107,309)	2,046,457
2022	1,988,042	(1,300,311)	743,295	(435,690)	(167,184)	828,152
2021	3,207,479	(2,174,538)	1,346,689	(456,963)	(264,627)	1,658,040
2020	1,820,462	(1,193,864)	1,298,401	22,196	(217,934)	1,729,261

(6)
For each reporting year presented, amount represents the cumulative TSR on our common stock between December 31, 2019 and the end of the reporting year, assuming an investment of $100 in our common stock at the closing price on December 31, 2019 and the reinvestment of dividends, if any. Information used for this calculation was obtained from the Nasdaq Stock Market LLC, a financial data provider and a source believed to be reliable. The Nasdaq Stock Market LLC is not responsible for any errors or omissions in such information.
(7)
For each reporting year presented, amount represents the cumulative TSR of the Nasdaq Biotechnology Index between December 31, 2019 and the end of the reporting year, assuming an investment of $100 in the Nasdaq Biotechnology Index at the closing price on December 31, 2019 and the reinvestment of dividends, if any. Information used for this calculation was obtained from the Nasdaq Stock Market LLC, a financial data provider and a source believed to be reliable. The Nasdaq Stock Market LLC is not responsible for any errors or omissions in such information.
(8)
As reported in our audited consolidated financial statements accompanying our Annual Report on Form 10-K for the years ended December 31, 2023, 2022, 2021 and 2020.

The table below presents the most important financial performance measures used by the Company to link compensation actually paid to NEOs to Company performance in 2023. Only two financial measures, which are listed alphabetically below, are currently used as performance measures under the Company’s incentive plans. The limited use of financial performance measures to determine executive compensation reflects the life cycle stage of the Company, with our incentive plans primarily focused on the advancement of our product candidate pipeline and achievement of milestones. Because we are not a commercial-stage company, and currently operate at a net loss, financial performance measures are not as pertinent as other non-financial measures that we use to align executive compensation with our performance. For a full discussion of the factors that influence our executive compensation program, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Most Important Financial Performance Measures (Unranked)
- Ending balance in cash, cash equivalents and marketable securities
- Revenue

The following graphs illustrate the relationships between the compensation actually paid to our NEOs and (i) TSR, (ii) net income (loss) and (iii) ending cash, cash equivalents and marketable securities, as disclosed in the pay versus performance table above for each of the years presented.

Relationship Between Compensation Actually Paid and Total Shareholder Return

Relationship Between Compensation Actually Paid and Total Shareholder Return
Total Shareholder Return
$140
$120
$100
$80
$60
$40
$20
$-
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
2019
2020
2021
2022
2023
PEO CAP
Average Non-PEO NEO CAP
RGNX TSR
Index TSR

Relationship Between Compensation Actually Paid and Net Income (Loss)

Relationship Between Compensation Actually Paid and Net Income (Loss)
Net Income (Loss) ($ millions)
$200
$100
$-
$(100)
$(200)
$(300)
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
2020
2021
2022
2023
PEO CAP
Average Non-PEO NEO CAP
Net Income (Loss)

Relationship between Compensation actually paid and cash, cash equivalents & Marketable Securities

Relationship Between Compensation Actually Paid and Cash, Cash Equivalents & Marketable Securities
Ending Cash Cash Equivalents and Marketable Securities ($ millions)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
2020
2021
2022
2023
PEO CAP
Average Non-PEO NEO CAP
Ending Cash, Cash Equivalents & Marketable Securites

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of the close of business on April 1, 2024 (the "Record Date"), by: (i) each person or entity, or group of affiliated persons or entities, that is known by us to beneficially own more than five percent of our outstanding common stock; (ii) each of our directors (including nominees); (iii) each of our named executive officers; and (iv) all of our directors, nominees and executive officers as a group.

The information in the following table is based upon information supplied by our executive officers, directors and principal stockholders and information disclosed in filings with the SEC through the Record Date. Applicable percentage ownership is based on 49,042,717 shares of common stock outstanding at the Record Date.

In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or restricted stock units held by that person or entity that were exercisable or had vested, as applicable, as of the Record Date or may have been exercised or will have vested, as applicable, within 60 days after the Record Date. We did not deem such shares outstanding, however, for the purpose of computing the percentage beneficially owned by any other person or entity. Unless otherwise indicated, the principal address of each of the stockholders below is c/o REGENXBIO Inc., 9804 Medical Center Drive, Rockville, Maryland 20850.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class Outstanding
Holders of More than 5%:
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	8,207,548	16.74%
Redmile Group, LLC(3) One Letterman Drive Building D, Suite D3-300 San Francisco, CA 94129	4,953,363	9.99%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	4,699,838	9.58%
JPMorgan Chase & Co.(5) 383 Madison Avenue New York, NY 10179	3,932,521	8.02%
Entities Affiliated with Allan M. Fox(6) Bryn Mawr Trust Company 20 Montchanin Road Greenville, DE 19807	2,882,466	5.88%
State Street Corporation(7) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	2,631,220	5.37%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class Outstanding
Directors (Including Nominees) and Named Executive Officers:
Jean Bennett, M.D., Ph.D.(8)	52,513	*
Olivier Danos, Ph.D.(9)	328,664	*
Allan M. Fox(10)	3,009,701	6.12%
Alexandra Glucksmann, Ph.D.(11)	89,735	*
A.N. “Jerry” Karabelas, Ph.D.(12)	151,610	*
George Migausky(13)	52,513	*
Kenneth T. Mills(14)	1,742,786	3.45%
Stephen Pakola, M.D.(15)	205,649	*
Curran Simpson(16)	233,621	*
David C. Stump, M.D.(17)	127,235	*
Daniel Tassé(18)	114,735	*
Vit Vasista(19)	487,313	*
Jennifer Zachary(20)	37,408	*
All directors, nominees and executive officers as a group (14 persons)(21)	6,894,083	13.13%

* Less than one percent of the outstanding shares of common stock.

(1)
Except as indicated otherwise, all persons have represented to the Company that they exercise sole voting power and sole investment power with respect to their shares.
(2)
Based solely on Amendment No. 9 to the Schedule 13G filed with the SEC on January 19, 2024 by BlackRock, Inc. (“BlackRock”). The interest of iShares Core S&P Small-Cap ETF in the common stock of the Company is more than five percent of the total outstanding shares of common stock of the Company. BlackRock Fund Advisors, a subsidiary of BlackRock, beneficially owns five percent or greater of the total outstanding shares of common stock of the Company. BlackRock reported having sole voting power with respect to 7,908,237 shares, shared voting power with respect to 0 shares, sole investment power with respect to 8,207,548 shares and shared investment power with respect to 0 shares.
(3)
Based in part on Amendment No. 1 to the Schedule 13G filed with the SEC on February 14, 2024 by Redmile Group, LLC (“Redmile Group”). Redmile Group’s beneficial ownership of the common stock of the Company is comprised of shares owned by certain private investment vehicles and/or sub-advised accounts managed by Redmile Group, including Redmile Biopharma Investments III, L.P., which shares may be deemed beneficially owned by Redmile Group as investment manager of such private investment vehicles and/or sub-advised accounts. The reported securities may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group. Redmile Group and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Redmile Group reported having sole voting power with respect to 0 shares, shared voting power with respect to 3,760,690 shares, sole investment power with respect to 0 shares and shared investment power with respect to 3,760,690 shares. In addition, on March 11, 2024 we completed a registered securities offering (the "March 2024 Offering") in which entities affiliated with Redmile Group, including Redmile Biopharma Investments III, L.P., purchased 652,173 shares of common stock and pre-funded warrants to purchase an additional 1,521,740 shares of common stock (the “Pre-funded Warrants”). The Pre-funded Warrants are immediately exercisable at a price of price of $0.0001 per share to the extent such exercise would not cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates and any other persons whose beneficial ownership would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates and any other persons whose beneficial ownership would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. The amount reflected in the beneficial ownership table includes the 652,173 shares of common stock purchased in the March 2024 Offering, and the assumed exercise of 540,500 of the Pre-funded Warrants based on the number of shares of common stock outstanding on the Record Date.
(4)
Based in part on Amendment No. 6 to the Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“The Vanguard Group”). The Vanguard Group reported having sole voting power with respect to 0 shares, shared voting power with respect to 24,389 shares, sole investment power with respect to 4,376,480 shares and shared investment power with respect to 64,358 shares. In addition, in the March 2024 Offering entities affiliated with The Vanguard Group purchased 259,000 shares of common stock, which are included in the amount reflected in the beneficial ownership table.
(5)
Based solely on Amendment No. 4 to the Schedule 13G filed with the SEC on January 25, 2024 by JPMorgan Chase & Co. (“JPMorgan Chase”). JPMorgan Chase reported having sole voting power with respect to 3,530,736 shares, shared voting power with respect to 0 shares, sole investment power with respect to 3,932,416 shares and shared investment power with respect to 105 shares.
(6)
Entities include AMF Family Gift Trust LLC, AMF Gift Trust LLC, HBF Gift Trust LLC and Quaker Gray LLC (collectively, the “LLCs”). Mr. Fox maintains voting and investment control over the shares held by the LLCs in his capacity as manager of the LLCs.
(7)
Based solely on Amendment No. 5 to the Schedule 13G filed with the SEC on January 25, 2024 by State Street Corporation and certain of its subsidiaries (collectively, “State Street”). State Street reported having sole voting power with respect to 0 shares, shared voting power with respect to 2,524,846 shares, sole investment power with respect to 0 shares and shared investment power with respect to 2,631,220 shares.
(8)
Includes options to purchase 49,503 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(9)
Includes options to purchase 299,970 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(10)
See footnote 6 above for securities ownership information relating to Mr. Fox. Includes options to purchase 124,225 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(11)
Includes options to purchase 86,725 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(12)
Includes options to purchase 148,600 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.

(13)
Includes options to purchase 49,503 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(14)
Includes options to purchase 1,468,063 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(15)
Consists of options to purchase 205,649 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(16)
Includes options to purchase 208,515 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(17)
Includes options to purchase 124,225 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(18)
Includes options to purchase 111,725 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(19)
Includes options to purchase 298,985 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(20)
Includes options to purchase 35,401 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(21)
Includes options to purchase 3,448,900 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the Company has not engaged in any related party transactions for the year ended 2023, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial owners of more than five percent of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered, or will enter, into indemnification agreements with our directors, executive officers and certain key employees. Under these agreements, we agree to indemnify our directors, executive officers and certain key employees against any and all expenses incurred by them in connection with proceedings because of their status as one of our directors, executive officers or key employees to the fullest extent permitted by Delaware law, subject to certain limitations. In addition, these indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will pay for all expenses incurred by our directors, executive officers and certain key employees in connection with a legal proceeding arising out of their service to us.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our Bylaws provide that we are authorized to enter into indemnification agreements with our directors and executive officers and we are authorized to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.

Policies and Procedures for Related Party Transactions

We have adopted a related party transaction policy under which our directors and executive officers, including their immediate family members and affiliates, are not permitted to enter into a related party transaction without the prior consent of our Audit Committee, or other independent committee of the Board if it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are not inconsistent with our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and a related proxy card?

You have received these proxy materials because you owned shares of REGENXBIO common stock at the close of business on April 1, 2024, the record date for the Annual Meeting, and our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering the Notice in the mail. This method conserves natural resources and reduces our costs, while providing stockholders with a convenient way of accessing the materials and voting. As a result, only stockholders who specifically request a printed copy of the Proxy Statement will receive one. Instead, the Notice instructs stockholders on how to access and review the Proxy Statement and Annual Report over the internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy via telephone or the internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or the internet. If you received a printed set of materials, you may also vote by mail by completing, signing, dating and returning the proxy card.

When you vote, regardless of the method used, you appoint Kenneth T. Mills, our President and CEO, and Patrick J. Christmas, our EVP, Chief Legal Officer, as your representatives (or proxyholders) for the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if a matter that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 49,042,717 shares of our common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this Proxy Statement.

A list of stockholders entitled to vote will be available at the Annual Meeting and will be accessible for 10 days prior to the Annual Meeting at our principal place of business, 9804 Medical Center Drive, Rockville, Maryland 20850, during ordinary business hours.

What is a stockholder of record and how can I vote if I am a stockholder of record?

If, on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. Stockholders of record may vote via the internet, telephone or mail (if you received a proxy card by mail) as described below. Stockholders also may attend the meeting and vote in person.

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You may vote by using the internet. The address of the website for internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your voting instructions have been properly recorded.
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You may vote by telephone. The toll-free number for telephone voting is noted on the Notice and your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded.
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You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. In all cases, your shares will be voted according to your instructions.

What is a beneficial owner of shares and how can I vote if I am a beneficial owner?

If, on the Record Date, your shares of common stock were not held in your name, but rather were held through a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name,” and you will need to submit voting instructions to the institution that holds your shares. If you do not give instructions to your broker, your broker can vote your shares only with respect to “discretionary” items, but not with respect to “non-discretionary” items.

Discretionary items are proposals considered routine under applicable rules on which your broker may vote shares held in street name if you have not provided voting instructions. On non-discretionary items for which you do not give your broker instructions, your broker may not vote shares held in street name, which is referred to as a “broker non-vote.” Please see “—What proposals will be voted on at the Annual Meeting and what vote is required to approve each proposal?” below for details regarding broker voting for each proposal.

As a beneficial owner, you are invited to attend the Annual Meeting. If you are a beneficial owner and not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

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You may submit a subsequent proxy via the internet, telephone or mail executed on a later date;
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You may deliver a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 9804 Medical Center Drive, Rockville, Maryland 20850; or
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You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you hold your shares in street name, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.

What is the quorum requirement?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our Bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the Record Date, there were 49,042,717 shares of common stock outstanding and entitled to vote. Thus, 24,521,359 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your bank, broker or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker discretionary votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the chairman of the meeting or the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What proposals will be voted on at the Annual Meeting and what vote is required to approve each proposal?

The following table provides a description of the proposals that will be voted on at the Annual Meeting:

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed?
Proposal 1: Election of three Class III directors	FOR	Plurality of Votes Cast	No
Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm	FOR	Majority of Votes Cast	Yes
Proposal 3: Advisory vote on executive compensation	FOR	Majority of Votes Cast	No

Plurality of Votes Cast means that, with respect to Proposal 1, the nominees for director receiving the greatest number of votes will be elected. Withheld votes, abstentions and broker non-votes will have no effect on the election of a nominee.

Majority of Votes Cast means that a proposal that receives an affirmative majority of the votes cast will be approved. Abstentions and broker non-votes, if any, will not be counted “For” or “Against” Proposal 2 or Proposal 3 and will have no effect on the outcome of either proposal. We do not expect to receive broker non-votes for Proposal 2, as banks, brokers and other nominees will have discretionary authority to vote shares for which beneficial owners do not provide voting instructions on that proposal.

Votes on each proposal will be tabulated by the inspector of elections appointed for the meeting.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the individuals named as proxies on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a bank, broker or other nominee, the individuals named as proxies on the proxy card will not be able to vote your shares on any other business that comes before the Annual Meeting unless such individuals receive instructions from you with respect to such other business.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either reduce the number of directors that serve on the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

What happens if I submit my proxy but do not provide voting instructions?

If you submit a proxy via telephone or the internet or return a signed and dated proxy card without indicating instructions with respect to a specific proposal, your shares will be voted in accordance with the Board’s recommendation for such proposal.

If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e., one of the individuals named as proxies on the proxy card) will vote your shares using their best judgment.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership as of the Record Date and a form of photo identification, such as a valid driver’s license. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares in street name, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership.

All bags, briefcases and packages will be held at registration and will not be allowed in the Annual Meeting. We will not permit the use of cameras (including cell phones and other devices with photographic capabilities) or other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. We expect to report final voting results in a Current Report on Form 8‑K filed with the SEC no later than the fourth business day after the Annual Meeting.

How can I find the Company’s proxy materials on the internet?

This Proxy Statement and the Annual Report are available at our website at www.regenxbio.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov and may access these materials at www.proxyvote.com. Website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not part of this Proxy Statement.

How do I obtain a separate set of the Company’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address receive only one copy of the Notice. This practice is called “householding” and is designed to conserve natural resources and save printing and postage costs by reducing duplicate mailings. If you would like to have a separate copy of the Notice, the Annual Report or this Proxy Statement mailed to you or receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of proxy materials at the same address may wish to receive only one copy. If you would like to receive only one copy, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials electronically?

Yes. This Proxy Statement and the Annual Report are available on our website at www.regenxbio.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an e-mail that provides a link to our future annual reports and proxy materials on the internet. If you opt to receive your proxy materials electronically, you will receive an automatic link to the proxy voting site. In addition, electing to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business and reduce the environmental impact of our annual meetings of stockholders.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for our 2024 annual meeting of stockholders:

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2025 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a‑8 promulgated under the Exchange Act. To be eligible for inclusion in the Company’s proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 5, 2024, which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with our Bylaws and Rule 14a‑8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of our 2025 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for our 2025 annual meeting of stockholders. Such proposals should be sent to REGENXBIO Inc., 9804 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in the Company’s Proxy Materials

Stockholders who wish to nominate persons for election to the Board at our 2025 annual meeting of stockholders or who wish to present a proposal at our 2025 annual meeting of stockholders, but who do not intend for such proposal to be included in the Company’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no earlier than January 19, 2025, which is the 75th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the Annual Meeting, and no later than February 18, 2025, which is the 45th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the Annual Meeting. However, if we change the date of our 2025 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, such nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to our 2025 annual meeting of stockholders or (b) the 10th day following the day we first publicly announce the date of our 2025 annual meeting of stockholders. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our Bylaws. In addition to satisfying the foregoing requirements under the Company’s Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act and otherwise comply with the requirements of Rule 14a-19. If the stockholder does not also satisfy the requirements of Rule 14a-4 promulgated under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2025 annual meeting of stockholders. Such nominations or proposals should be sent to REGENXBIO Inc., 9804 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary.

Copy of Amended and Restated Bylaws

You may request a copy of our Bylaws to be delivered to you at no charge by writing to the Company’s Corporate Secretary at REGENXBIO Inc., 9804 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary. In addition, we have filed a copy of our Bylaws as Exhibit 3.2 to our Current Report on Form 8-K filed on September 22, 2015, which may be accessed without charge on our website at www.regenxbio.com and the SEC’s website at www.sec.gov. The information contained on our website, and in all references to our website within this Proxy Statement, shall not be deemed incorporated by reference in this Proxy Statement or in any other filing we make under the Exchange Act.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Annual Meeting by telephone or over the internet so your shares will be represented at the Annual Meeting.

The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed and delivered to stockholders by its authority.

CONTACT INFORMATION FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations

REGENXBIO Inc.

9804 Medical Center Drive

Rockville, Maryland 20850

Telephone: (240) 552-8181

If you need additional copies of this proxy statement or voting materials, you should contact Investor Relations as described above. A copy of our Annual Report will be sent without charge to any stockholder who requests in writing, addressed to Investor Relations as described above. Our Annual Report may also be obtained via the internet at www.proxyvote.com.

REGENXBIO Inc. Medical Center DRIVE ROCKVILLE, MD 20850 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V39449-P05439 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY REGENXBIO INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Three Class III Directors Nominees: ! ! ! 01) George Migausky 02) Kenneth T. Mills 03) David C. Stump, M.D. The Board of Directors recommends you vote FOR Items 2 and 3: For Against Abstain 2. To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting ! ! ! firm of the Company for the year ending December 31, 2024. 3. To provide an advisory vote on the compensation paid to the Company's named executive officers. ! ! ! NOTE: Other business may be considered as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important notice regarding the Availability of Proxy Materials for the AnnualMeeting: TheNotice and Proxy Statement and Annual Reportare available at www.proxyvote.com. V39450-P05439 REGENXBIO INC. Annual Meeting of Stockholders May 31, 2024 This Proxy is Solicited on Behalf of the Board of Directors The stockholder(s) hereby appoint(s) KennethT. Mills and Patrick J. Christmas, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of REGENXBIO Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholdersto be held on May 31, 2024 at 9:00 a.m. Eastern Time, at 9804 Medical Center Drive, Rockville, Maryland 20850, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies will vote in their discretion upon any and all other matters that may properly come before the meeting and any adjournment or postponement thereof. Please mark, sign, date and return this proxy card promptlyusing the enclosedreply envelope. CONTINUED AND TO BE SIGNED ON REVERSE SIDE